                                                                  Exhibit 10.21

                             BASIC LEASE INFORMATION


1.       LANDLORD:         CENTRUM G.S. LTD

2.       BUILDING:         The Centrum, 3102 Oak Lawn Dallas, Texas 75219

3.       ADDRESS (for notices):     3102 Oak Lawn, Suite 470
                                    Dallas, Texas 75219
                                    Attention: General Manager

                  TELEPHONE:        (214) 521-3342

4.       TENANT:  Viant Corporation

5.       LEASED PREMISES:  The space known as Suite Nos. 202 (11,834 sq. ft.)
                           and 430 (5,622 sq. ft.) as identified on Exhibit "A" hereto located on floor 2 and 4 of the Building as described in the Lease.

6.       ADDRESS (for notices):

                  Before occupancy:  89 South Street
                                     Boston, MA 01604
                                     Attention: Mike Tubridy
                                     Telephone: (617) 531-3700

                  After occupancy:   3102 Oak Lawn
                                     Suite 430 and Suite 202
                                     Dallas, Texas 75219
                                     Attention: Ed Mellows

7.       BASE RENT (ALL NET OF ELECTRICITY):

         Suite 202
         Months         Annual Base Rent       Rent/Sq.Ft.     Monthly Base Rent
         ------         ----------------       -----------     -----------------
         1-60           $248,514.00            $21.00          $ 20,709.50

                            (plus electricity)

         Suite 430
         Months         Annual Base Rent       Rent/Sq.Ft.     Monthly Base Rent
         ------         ----------------       -----------     -----------------
         1-16           $134,928.00            $24.00          $11,244.00

                               (plus electricity)

8.       ADVANCE PAYMENT:  $85,512.00 due and payable upon execution of the
                           Lease.

9.       SECURITY DEPOSIT: $11,244.00 due and payable upon execution of the
                           Lease; subject to Tenant electing to occupy Suite 202 of the Premises, an additional amount (which shall be a minimum of $20,709.50) shall be payable on or before the date that notifies Landlord that Tenant is electing to occupy Suite 202 of the Premises.

10.      BASE OPERATING EXPENSES:   Actual Operating Expenses incurred in
                                    calendar year 1998, subject to adjustment as provided in the Lease

11.      TENANT'S PRO RATA SHARE:   1.74%   -        Suite 430
                                    3.66%   -        Suite 202


                         BASIC INFORMATION - PAGE 1 OF 2

12.      COMMENCEMENT DATE:   August 1, 1998 with respect to Suite 430 and
                              December 1, 1999 with respect to Suite 202. Prior to August 1, 1998, Suite 430 is subject to the terms of an Interim Lease between Landlord and Tenant related to such space. By execution of the Lease, Tenant is relieved of any obligation under the Interim Lease to pay rental with respect to Suite 430 for the period prior to August 1, 1998.

13.      LEASE TERM   A period commencing on the Commencement Date and
                      terminating on November 30, 2004, unless sooner terminated pursuant to the terms of the Lease.

14.      RENTABLE AREA IN THE PREMISES: Approximately 17,456 square feet of
                                        Rentable Area (Suite 430 - 5,622;
                                        Suite 202 - 11,834).

15.      BUILDING AREA: Approximately 323,636 square feet of Rentable Area.

16.      PERMITTED USE: General office and internet consulting.

         The foregoing Basic Lease Information shall be used in conjunction with and limited by the references thereto in the provisions of the Lease. In the event of any conflict between any Basic Lease Information and the Lease, the terms of the Lease shall control.

                         BASIC INFORMATION - PAGE 2 OF 2

                     OFFICE BUILDING LEASE TABLE OF CONTENTS


PARAGRAPH                                   PARAGRAPH                           PAGE
NUMBER                                      TITLE                               NO
------                                      -----                               --
1.       PREMISES                                                               1
2.       TERM                                                                   2
3.       RENT                                                                   2
4.       PAYMENT OF EXCESS OPERATING EXPENSES AND ELECTRICAL COSTS              2
5.       CHARACTER OF OCCUPANCY                                                 6
6.       SERVICE AND UTILITIES                                                  7
7.       OUIET ENJOYMENT                                                        9
8.       MAINTENANCE, REPAIRS, ALTERATIONS AND ADDITIONS                        10
9.       ENTRY BY LANDLORD                                                      11
10.      MECHANICS' LIENS                                                       12
11.      DAMAGE TO PROPERTY, INJURY TO PERSONS                                  12
12.      INSURANCE, CASUALTY, AND RESTORATION OF PREMISES                       14
13.      CONDEMNATION                                                           15
14.      ASSIGNMENT AND SUBLETTING                                              15
15.      ESTOPPEL CERTIFICATE                                                   17
16.      DEFAULT                                                                17
17.      REMEDIES FOR DEFAULT                                                   18
18.      REMOVAL OF TENANT'S PROPERTY                                           21
19.      COMPLETION OF PREMISES AND POSTPONEMENT OF COMMENCEMENT DATE           21
20.      HOLDING OVER                                                           22
21.      CONTROL OF COMMON AREAS                                                22
22.      SURRENDER AND NOTICE                                                   23
23.      ACCEPTANCE OF PREMISES BY TENANT                                       23
24.      SUBORDINATION AND ATTORNMENT                                           23
25.      PAYMENTS AFTER TERMINATION                                             24
26.      AUTHORITIES FOR ACTION AND NOTICE                                      24
27.      SECURITY DEPOSIT                                                       24
28.      MISCELLANEOUS                                                          25
29.      LANDLORD'S LIEN                                                        30

                  EXHIBITS:
                  ---------
                  Exhibit "A"       -      Premises
                  Exhibit "B"       -      Legal Description
                  Exhibit "C"       -      Rules and Regulations

                  Exhibit "D"       -      Work Letter Agreement
                  Exhibit "E"       -      Parking
                  Exhibit "F"       -      Financial Statement
                  Exhibit "G"       -      Guaranty of Lease (Not Applicable)
                  Exhibit "H"       -      Renewal Option
                  Exhibit "H-I"     -      Termination Option
                  Exhibit "I"       -      Right of First Refusal

                              OFFICE BUILDING LEASE

         THIS LEASE (the "Lease") is made this _____ day of July, 1998, between CENTRUM G.S. LTD. ("Landlord") and Viant Corporation, a corporation ("Tenant") Tenant's address prior to commencement of the lease term, or its headquarters in the event this Lease covers a branch office, is as set forth in the Basic Lease Information.

         1.       PREMISES:

         In consideration of the payment of rent and the keeping and performance by Tenant of the covenants and agreements hereinafter set forth, and subject to and upon the terms and conditions contained herein, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord those certain premises located on the second and fourth floors designated on the Plan attached hereto as Exhibit "A" (the "Premises"), and by this reference made a part hereof, said premises consisting of approximately 17,456 square feet of Rentable Area comprising Suite Nos. 202 (consisting of 11,834 square feet of Rentable Area) and 430 (consisting of 5,622 square feet of Rentable Areas) of the building located at 3102 Oak Lawn Avenue, being the southeast comer of Oak Lawn and Cedar Springs, Dallas, Texas 75219 (hereinafter called the "BUILDING"), together with anon-exclusive license, subject to the provisions hereof to use all appurtenances thereto, including, but not limited to, any plazas, common areas and other areas designated by Landlord for use by tenants of the Building. The Building, plazas, common areas, other areas and appurtenances, plus the real property on which the same is situated, being more particularly described on Exhibit "B" attached hereto and by this reference made a part hereof, are hereinafter collectively sometimes called the "Building Complex" The term "BUILDING COMPLEX" includes the Office

         Project and the other parts of a larger development forming a portion of The Centrum project at the southeast comer of Oak Lawn and Cedar Springs, Dallas. Texas which are intended to be integrated into a single condominium regime and subject therefore to reciprocal easement arrangements for common use of certain areas as an integrated mixed-use development.

         "OFFICE PROJECT" shall mean that portion of the Building Complex used for the benefit of tenants of office space, or dedicated to, or benefitting such office use, including an appropriate allocation of Common Areas and Service Areas used by all portions of the Building Complex.

         "COMMON AREAS" shalt mean those areas devoted to corridors, elevator foyers, mail room, restrooms, mechanical rooms, elevator mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and lobby areas (whether at ground level or otherwise), and other similar facilities provided for the common use or benefit of tenants generally and/or the public, including all automobile parking spaces, driveways, entrances and exits thereto, loading areas, plazas, pedestrian walkways and ramps, landscaped areas, stairways and other areas, facilities and improvements provided by Landlord both inside and outside the Building Complex.

         "SERVICE AREAS" shall mean those areas within the outside walls used for building stairs, elevator shafts flues vents stacks pipe shafts and other vertical penetrations -ut shall not include any such areas for the exclusive use of a particular tenant).

         "RENTABLE AREA" shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant plus an allocation of the Tenant's Pro Rata Share of the square footage of the Office Project.

         "BUILDING AREA" shall mean all rentable space available for office lease in the Building which is currently deemed to be approximately Three Hundred Twenty Three Thousand Six Hundred Thirty Six (323,626) square feet, regardless of minor variations in actual square footage. Landlord shall be entitled to make such adjustments to the Building Area from time to time as shall be necessary for the Landlord to accurately reflect same based on circumstances causing a reduction or increase thereto.

         "TENANT'S PRO RATA SHARE" shall mean that fraction, the numerator of which is the Rentable Area and the denominator of which is the Building Area At such time, if ever, as any space is added to or subtracted from the Premises. Tenant's Pro Rata Share shall be increased or decreased accordingly.

         "CALENDAR YEAR" shall mean each twelve (12) month period beginning on January 1, and ending at midnight December 31 during the term of this Lease

         The estimates of Rentable Area within the Premises and the Building Area as set forth herein may be revised at Landlord's election if Landlord's architect determines such estimate to be inaccurate in any material degree after examination of the final drawings of the Premises and the Building

         The Rentable Area in the Premises is hereby stipulated for all purposes hereof to be 17,456 square feet, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Premises for occupancy so long as such work is substantially in accordance with the terms and provisions hereof If any of the Building is ever at Landlord's election demolished, altered, remodeled, renovated, expanded or otherwise changed in such a manner as to alter the amount of space contained therein, then the above calculation for the Building Area shall be adjusted and recalculated by using the foregoing method for determining same

         2.       TERM:

         The term of this Lease shall commence on the Commencement Date stated in the Basic Lease Information (August 1, 1998 with respect to Suite 430, and, with respect to Suite 202, the date shall be December 1, 1999, or on such earlier date on which Tenant shall take occupancy of Suite 202 of the Premises), and continue for sixty (60) calendar months from the earlier of December 1, 1999 or the Commencement Date with respect to Suite 202 (the "LEASE TERM"). See EXHIBIT "H-1" for Tenant's right to terminate this Lease on or before November 30, 1999 Landlord represents to Tenant that Suite 202 of the Premises is available to Tenant, and during the term of this Lease shall continue to be available to Tenant, for the purpose of construction of improvements and occupancy by Tenant pursuant to the terms of this Lease, during the period of construction of improvements prior to December 1, 1999, Tenant shall not be deemed to be in occupancy of Suite 202. Subsequent to Tenant notifying Landlord that Tenant intends to occupy Suite 202, at or prior to the Commencement Date for Suite 202, Tenant shall diligently complete the improvements to Suite 202 pursuant to Exhibit "D" to this Lease

         3.       RENT:

                  A. BASE RENT. Tenant shall pay to Landlord, as an annual base rent (the "BASE RENT") for each Calendar Year of the Lease Term the sums set forth in the Basic Lease Information, in U S Dollars, which sums shall be payable in monthly installments as set forth in the Basic Lease Information from the Commencement Date, and continuing thereafter in advance on the first day of each succeeding calendar month. All Base Rent and other rentals or sums due hereunder ("ADDITIONAL RENT") (collectively, "RENTAL") shall be paid in advance without notice, abatement, deduction or offset at the office of Landlord or to such other person or at such other place as Landlord may designate in writing. The installments of the Base Rent for the first and last months of the Lease Term shall be prorated based upon the number of days during each of said months that the Lease Term is in effect. Payment of rent for the first full calendar month for which rental is payable shall be made upon execution of this Lease, and the prorated rent for the month in which Tenant moves into the Premises shall be paid prior to move-in

                  B. Minimum Rent In no event shall the total rent paid by Tenant during any Calendar Year ever be less than the Base Rent for the immediately preceding Calendar Year plus an estimate of Tenant's Pro Rata Share of increases in Operating Expenses, as described in Paragraph 4 below

4.       PAYMENT OF EXCESS OPERATING EXPENSES AND ELECTRICAL COSTS:
         ---------------------------------------------------------

         A. DEFINITIONS. In addition to the terms elsewhere defined in this Lease, the following terms shall have the following meanings

                  (1) "BASE OPERATING EXPENSES" shall mean an amount equal to those Operating Expenses for the Calendar Year 1998 attributable to the total number of square feet of Building Area adjusted to reflect 100% occupancy. It is understood and agreed by Tenant that Landlord has not made any representation that the Base Operating Expenses will equal or approximate the actual Operating Expenses for any Calendar Year. Tenant's Base Rent includes a component applicable to Base Operating Expenses.

                  (2) "OPERATING EXPENSES" shall mean all direct or indirect costs and expenses incurred in each Calendar Year, computed on an accrual basis, of any kind or nature which are necessary, ordinary, or customarily incurred in connection with the operation and maintenance of the Office Project. Operating Expenses shall include all expenditures by and costs to Landlord to maintain and operate all facilities of the Office Project now or hereafter existing Operating Expenses of the Office Project shall include all charges allocable to the Office Project for any services for or accruing to the benefit of the Office Project which are provided either from a central plant or stations or substations also serving other parts of the Building Complex

                  Operating Expenses shall include, but not be limited to the following:

                                    (a) Labor costs for Landlord's employees
                           performing services required or utilized in connection with the operation, repair and maintenance of and control of access to the Building Complex, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, worker's compensation insurance, disability benefits, pensions, hospitalization, and retirement plans and group insurance.

                                    (b) Management fees, the cost of maintaining
                           a management office at the Building Complex, and all fees for legal and accounting services relating to the Building Complex

                                    (c) Rental and/or purchase costs of
                           materials, supplies, hand tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Building Complex.

                                    (d) Amounts charged to Landlord by
                           contractors and/or suppliers for services, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, the plazas, the garage, and sidewalks adjoining the Building, or the Building Complex generally, and the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems of the Building and the garage.

                                    (e) Costs incurred by Landlord for fire and
                           extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance and other insurance customarily carried from time to time by lessors of comparable office buildings or required to be carried by Landlord.

                                    (f) Charges for all utilities, including but
                           not limited to electricity, water and sewer, but excluding those charges for which tenants are individually responsible

                                    (g) Taxes, including (i) all real estate
                           taxes and assessments on the Building Complex, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) all personal property taxes for the Building's personal property, including license expenses, (iii) all franchise fees, (iv) all taxes imposed on services of Landlord's agents and employees, and (v) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Building Complex, the Building or its contents or on the operation and use thereof (except as related to specific tenants), including attorneys' fees, court costs and fees and costs of tax consultants and tax appraisers, but excluding income taxes. Tenant agrees that, as between Tenant and Landlord, Landlord has the sole and absolute right to contest taxes levied against the Building or the Building Complex (other than taxes levied directly against Tenant's personal property). Therefore, to the full extent permitted by law, Tenant waives any right to initiate, prosecute or appeal any proceeding for the purpose of reducing the assessed valuation of the Premises or the Building Complex for tax purposes. Landlord shall file notice of protest in any year in which its evaluation leads it to reasonably conclude that such protest is necessary or desirable.

                                    (h) Landscape expenses and costs of
                           repairing, resurfacing and striping of the parking areas of the Building Complex.

                                    (i) Cost of all maintenance service
                           agreements for equipment, alarm service, window cleaning, drapery or Venetian blind cleaning, janitorial services, pest control, uniform supply, landscaping, and parking equipment.

                                    (j) Cost of all other repairs, replacements
                           and general maintenance of the Building Complex and Building neither specified above nor directly billed to tenants, including all repairs, alterations, additions, replacements or changes that are the result of normal wear and tear or part of normal property and building maintenance

                                    (k) Amortization of capital improvements or
                           repairs made to the Building or parking garage subsequent to the Commencement Date which are primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Building or which are required to comply with any change in the laws, rules or regulations of any governmental authority or which will extend the life of the Building, the cost of such items to be amortized over a period which shall be the greater of five (5) years or the useful life of the capital improvements or repairs involved.

                                    (l) Operating costs of the Exterior Common
                           Areas. "EXTERIOR COMMON AREAS" shall mean those areas of the Building Complex which are not located within the Building and its immediate proximity and which are provided and maintained for the common use and benefit of Landlord and tenants of the Building generally and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, sidewalks and landscapes

         Operating Expenses shall not include the following: (a) the cost of capital improvements (except as above set forth in subsection (k) above, and except for issues which, though they may be considered capital for accounting purposes, are properly considered to be maintenance and repair items, such as painting of Common Areas, replacement of carpet in elevator lobbies, replacement of worn components, and the like), depreciation, interest, lease commissions, tenant finish-out, legal costs attributable directly to tenant leases, and principal payments on mortgage and other nonoperating debts of Landlord, (b) costs occasioned by casualty or by the exercise of eminent domain, (c) costs to correct any structural defect in the Building or the Premises, (d) costs of insurance coverage not customarily paid by tenants of other commercial office facilities in the vicinity of the Building, or (e) costs incurred in connection with the presence of any hazardous substance in, on, under or about the Building except to the extent the hazardous substance in question exists due to actions or inactions of the Tenant.

         Notwithstanding any language in the Lease seemingly to the contrary, if the Building is not fully occupied during any Calendar Year of the Lease Term, actual Operating Expenses and the Excess for purposes of this provision shall be determined as if the Building had been 100% occupied during such Calendar Year Operating Expenses shall be adjusted to reflect 100% occupancy for the first and subsequent Lease Years

         Notwithstanding anything contained herein to the contrary, if any lease entered into by Landlord with any tenant in the Office Project is on a so-called "net" basis, or provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, then, to the extent that Landlord determines that an adjustment should be made in making the computations herein provided for, Landlord shall be permitted to modify the computation of Base Operating Expenses, Building Area, and Operating Expenses for a particular Calendar Year in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant. Furthermore, in making any computations contemplated hereby, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this PARAGRAPH 4 as shall be reasonably necessary to achieve the intention of the parties hereto

         B. ADJUSTMENT MECHANISM. The Base Rent payable hereunder shall be adjusted upward from time to time in accordance with the following provisions:

                  (1) Tenant shall, during the Lease Term, pay as an adjustment to Base Rent hereunder Tenant's Pro Rata Share of an amount equal to the excess ("EXCESS"), if any, from time to time of actual Operating Expenses per square foot per Calendar Year for the Building Area in the Building over the Base Operating Expenses Prior to January 1 of each Calendar Year during Tenant's occupancy or as soon thereafter as practical, Landlord shall make a good faith estimate of the Excess for each upcoming Calendar Year and, upon prior written notice to Tenant, may require the monthly payment of Base Rent to be adjusted in accordance with such estimate Landlord shall have the right from time to time during any such Calendar Year to revise the estimate of the Excess for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. Any amounts paid based on any estimate shall be subject to adjustment pursuant to SUBPARAGRAPH (2) below when actual Operating Expenses are available for such Calendar Year

                  (2) As soon as is practical following the end of each Calendar Year during Tenant's occupancy, landlord shall furnish to Tenant a statement of Landlord's actual Operating Expenses for the previous Calendar Year. If for any Calendar Year additional Base Rent collected for the prior Calendar Year, as a result of Landlord's estimate of Operating Expenses, is in excess of the additional Base Rent actually due during such prior Calendar Year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option, apply such amount against the next rentals due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any under payment with respect to the prior Calendar Year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment.

                  (3) Tenant's obligation with respect to Tenant's Pro Rata Share of accrued Operating Expenses shall survive the expiration or early termination of this Lease, and subsequent to such expiration or termination Tenant shall pay Tenant's

                  Pro Rata Share of the actual Operating Expenses for the portion of the final Calendar Year of the Lease during which Tenant was obligated to pay such expenses. If Tenant occupies the Premises for less than a full Calendar Year during the first or last Calendar Years of the Lease Term hereof, Tenant's Pro Rata Share for such partial year shall be prorated based upon the number of calendar months and days during which Tenant occupied the Premises. Tenant shall pay Tenant's Pro Rata Share of any such increases within thirty
                  (30) days following receipt of notice thereof.

                  (4) Provided Tenant is not in default hereunder, Tenant shall have the right, at any time within ninety (90) days after a statement of actual Operating Expenses for a particular Calendar Year has been rendered by Landlord as provided herein, but no more frequently than once per Calendar Year and only for the immediately prior Calendar Year, at its sole cost and expense, to examine, upon ten (10) business days' written notice, and during Landlord's business hours, Landlord's books and records relating to Landlord's determination of Operating Expenses. The exercise of this right by Tenant shall not affect the timing of the payments required by this paragraph. If by agreement of the parties or by final adjudication by a court of competent jurisdiction, it is determined that Landlord's calculations were incorrect, then any payment in Tenant's favor required as a result of such examination shall be credited towards amounts of payments owed by Tenant for Operating Expenses for the current Calendar Year. Tenant agrees to maintain all audit information confidential, and to obtain from any outside auditor which Tenant uses such auditor's written agreement to keep the audit results and any information regarding a compromise, settlement or operating expense adjustment confidential, provided that Tenant may provide such information pursuant to subpoena or as required by law. The obligations set forth herein shall survive expiration or termination of the Lease.

                  C. ELECTRICAL COSTS. Notwithstanding anything in this Lease to the contrary, Operating Expenses shall not include the cost of electricity, but the Base Rent hereunder shall be increased by an amount equal to Tenant's Prorata Share of the actual cost of electricity to the Office Project (excluding electrical charges billed directly to other tenants for extraordinary electrical use), which Prorata Share shall be equal to the product of (i) the cost of electricity to the Office Project and (ii) the fraction having a numerator equal to the Rentable Area of the Premises and a denominator equal to the Building Area ("Electric Costs"). Landlord may from time to time invoice Tenant for Tenant's Prorata Share of electricity costs and Tenant shall pay such amount to Landlord within five (5) days of delivery of the invoice. Landlord from time to time may also make a reasonable, good faith estimate of Tenant's Prorata Share of Electric Costs for each upcoming calendar year and, upon thirty (30) days' written notice to Tenant, may require the monthly payment of Base Rent to be adjusted in accordance with such estimate. In addition, the Premises may be separately submetered by Landlord, and in such event Tenant shall be billed monthly from such submeter for all electricity used by Tenant in operating the Premises

         5.       CHARACTER OF OCCUPANCY:

         The Premises are to be used and occupied by Tenant solely for general or executive offices, or both, and for no other purpose without the prior written consent of landlord. TENANT, BY OCCUPYING THE PREMISES, ACKNOWLEDGES AND WARRANTS AND REPRESENTS TO LANDLORD THAT IT HAS CONDUCTED ITS OWN INDEPENDENT INVESTIGATION OF THE PREMISES AND THAT THE PREMISES ARE ACCEPTABLE FOR OCCUPANCY AND ARE SUITABLE FOR THE PURPOSES AND USES CONTEMPLATED BY TENANT.

         Further, Tenant shall not occupy or use the Premises or permit any portion of the Premises to be used or occupied for any purpose which is unlawful, disreputable or deemed to be hazardous on account of fire or other hazards and shall not use or permit the Premises to be used for any act which will increase the existing rate of insurance upon the Building or the Building Complex, or cause a cancellation of any insurance policy covering the Building, the Building Complex or any part thereof nor shall Tenant sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by Landlord's insurance policies. Tenant shall not use any apparatus, machinery or device in or about the Premises which shall make any noise or set up any vibration which will unreasonably disturb other tenants. Tenant agrees not to connect any apparatus, machinery or device to any mechanical, electrical or other Building system without the prior consent of Landlord Landlord agrees not to unreasonably withhold permission for such connections to the mechanical, electrical or other building systems. Tenant shall not use the Premises for any purpose which would tend to lower the first-class character of the Building or create unreasonable elevator loads or otherwise interfere with standard Building operations, nor shall Tenant engage in any activity which is not in keeping with the standards of the Building. Tenant shall not commit waste or suffer or permit waste to be committed, nor shall Tenant permit any nuisance in or about the Premises or interfere with, annoy or disturb any other tenant or Landlord in the operation of the Building.

         Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with or violate any law, statute, ordinance or governmental rule or regulation now in force or hereafter enacted or promulgated

         Tenant shall not cause or permit to occur (i) any violation of any federal, state or local law, ordinance or regulation now or hereafter enacted, related to environmental conditions or, under or about the Premises, or arising from Tenant's use or occupancy of the Premises, including, but not limited to soil and ground water conditions, or (ii) the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substance The term "Hazardous Substance", as used herein, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulations, now or hereafter enacted or promulgated by any governmental authority. TENANT SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS LANDLORD, THE MANAGER OF THE BUILDING COMPLEX, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, BENEFICIARIES, AGENTS AND EMPLOYEES FROM ALL FINES, SUITS, PROCEDURES, CLAIMS AND ACTIONS OF EVERY KIND, AND ALL COSTS ASSOCIATED THEREWITH (INCLUDING ATTORNEYS' AND CONSULTANTS' FEES) ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY DEPOSIT, SPILL, DISCHARGE OR OTHER RELEASE OF A HAZARDOUS SUBSTANCE THAT OCCURS DURING THE LEASE TERM AT OR FROM THE PREMISES, WHICH ARISES AT ANY TIME FROM TENANT'S USE OR OCCUPANCY OF THE PREMISES. Under no circumstances shall Tenant be liable for any losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Substance present at any time on or about the Building, or the soil, air, improvements, groundwater, or surface water thereof, or the violation of any laws, orders or regulations, relating to any such Hazardous Substance, except to the extent that any of the foregoing actually results from the use, release or emission of Hazardous Substance by Tenant or its agents or employees in violation of applicable environmental laws. Tenant's obligations and liabilities hereunder shall survive the expiration of this Lease.

         6. SERVICE AND UTILITIES:

                  A. SERVICES PROVIDED BY LANDLORD. Landlord, at the charges provided for herein, and in accordance with standards from time to time prevailing for comparable office buildings in the greater Dallas. Texas area, agrees to (1) furnish water to the Building for use in lavatories and drinking fountains (and to the Premises if the plans for the Premises so provide). (2) furnish during Ordinary Business Hours such heated or cooled air in season to the Premises as may, in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises, subject to containment as required by governmental laws, rules and regulations. (3) provide janitorial services for the Premises (including such window washing as may, in the judgment of Landlord, be reasonably required), such janitorial services to be provided only on Monday through Friday, provided that if Tenant's floor coverings or other improvements are other than Building Standard ("BUILDING STANDARD") as used herein shall mean the type, brand, quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Building or the exclusive type, grade, quality and/or quantity of material to be used in the Building), Tenant shall pay the additional cleaning cost attributable thereto as Additional Rent upon presentation of a statement there for by Landlord, the failure to pay constituting a default hereunder (subject to applicable notice and cure provisions of this Lease), (4) provide, during Ordinary Business Hours, passenger elevators for ingress to and egress from the Premises, (5) provide all Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas and stairwells, and (6) cause, for twenty-four (24) hours per day each day, electric current to be supplied to the Premises for all of Tenant's Standard Electrical Usage, as hereinafter defined. "TENANT'S STANDARD ELECTRICAL USAGE", as used herein, shall mean and refer to electrical consumption in an amount sufficient to power typewriters, voice writers, calculating machines, refrigerator, microwave oven, computers, printers, copying machine and other machines of similar low electrical consumption Tenant's Standard Electrical Usage shall not include electricity required for special lighting in excess of Building Standard, and any other item of electrical equipment which (singly) consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single phase, except for that equipment named in Paragraph 6.A herein. If the installation of said electrical equipment requires additional air conditioning capacity above that provided by the Building Standard system, then the additional air conditioning installation and operating costs shall be the obligation of Tenant. "ORDINARY BUSINESS HOURS", as used herein, shall mean from 7:30 a.m. to 6:00 p.m. on Monday through Friday and from 7:30 a.m. to 12:00 p.m. on Saturdays, Legal Holidays excepted "LEGAL HOLIDAYS", as used herein, shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays as may hereafter be established by the United States Government.

                  B. EXCESS USAGE "EXCESS USAGE" shall be defined as any usage by Tenant of electricity (1) during other than Ordinary Business Hours;
         (2) in an amount in excess of Tenant's Standard Electrical Usage; (3) for "Special Equipment", or (4) for any requirement for standard HVAC services during other than Ordinary Business Hours. "SPECIAL EQUIPMENT", as used herein, shall mean (a) any equipment consuming more than 50 kilowatts at rated capacity, (b) any equipment requiring a voltage other than 120 volts, single phase, except for that equipment named in PARAGRAPH 6.A herein, or (c) equipment that requires the use of self-contained HVAC units. Tenant shall reimburse Landlord for reasonable costs incurred by Landlord in providing services for Excess Usage Such reasonable costs will include Landlord's costs for materials, utilities, and labor (including fringe and overhead costs). Computation of Landlord's cost for providing such services will be made by Landlord's engineer, based on his engineering survey of Tenant's Excess Usage. Tenant shall also reimburse Landlord for all costs of supplementing the Building HVAC. System or extending or supplementing any electrical service, as Landlord may determine is necessary, as a result of Tenant's Excess Usage Prior to installation or use by Tenant of any equipment which will result in Excess Usage, or to the operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and shall obtain Landlord's consent therefor. In addition to the foregoing, Tenant, at Tenant's option, at the time of such notice or at any time thereafter, may request Landlord, at Tenant's sole cost and expense, to install a check meter or flow meter to assist in determining the cost to Landlord of Tenant's Excess Usage. If Tenant desires electric current or heated or cooled air to the Premises during periods other than Ordinary Business Hours, upon at least six (6) hours advance notice to Landlord by Tenant, Landlord will use reasonable efforts to supply the same, but at the expense of Tenant, at Landlord's standard rate as established by it from time to time for such services. All such usage shall be subject to such reasonable regulations as Landlord shall provide, and shall require two-hour minimum usage increments. The initial hourly rate shall be $50.00.

                  C. JANITORIAL SERVICES. If Tenant requires janitorial services other than those required to be provided to other tenants of the Building Complex generally, Tenant shall separately pay for such services monthly upon billings by Landlord as provided in PARAGRAPH 6A

                  D. FAILURE OF SERVICES. Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, elevator, electrical, janitorial, lighting or other services during any period when Landlord uses reasonable diligence to supply such services, or during any period when Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations now or hereafter in force and effect, it being understood that Landlord may discontinue, reduce or curtail such services, or any of them (either temporarily or permanently), at such times as may be necessary by reason of accident, unavailability of employees or materials at reasonable cost, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, rules and regulations, or due to any other happening beyond the control of Landlord. In the event of any such interruption, reduction or discontinuance of Landlord's services (either temporarily or permanently), Landlord shall not be liable for damages to persons or property as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of Tenant, or cause or permit an abatement, reduction or set off of rent, or operate to release Tenant from any of Tenant's obligations hereunder.

                  E. SUPPLEMENTARY AIR-CONDITIONING. whenever machines or equipment which generate heat either as a prime purpose or as an incidental effect are used by Tenant in the premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises, and costs thereof, including the costs of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

                  F. TELECOMMUNICATIONS PROVIDERS. If Tenant wishes at any time to use the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider may install its lines or other equipment within the Building without the prior written approval of Landlord. Landlord's approval shall not be deemed a warranty or representation by Landlord as to suitability, competence or financial strength of the provider. Landlord shall not be required to approve any telecommunications provider unless (i) Landlord shall incur no expense with respect to provision of services, including without limitation the costs of installation, materials and services,
         (ii) the provider shall have entered into a license agreement with Landlord in form acceptable to Landlord containing such reasonable requirements, including indemnities, insurance and other items as Landlord determines to be necessary to protect its financial interests and the interests of the Building, (iii) the provider agrees to abide by Landlord's rules and regulations, building and other codes and such other requirements as are reasonably determined by Landlord to be necessary to protect the interest and the safety of the Building, the tenants in the Building, and Landlord; (iv) Landlord reasonably determines that there is sufficient space in the Building for the placement of all of the providers' equipment and materials, (v) the provider uses existing building conduits and pipes, (vi) Landlord receives from the provider such compensation as Landlord reasonably determines to compensate it for space used in the Building by the provider, costs which Landlord may reasonably expect to incur, and the fair market value of the access to the Building. Landlord's refusal to grant its approval to any prospective telecommunications provider shall not be deemed a default by Landlord under this Lease, unless and until a court of final judgment determines that Landlord acted recklessly or maliciously, and in that event. Tenant's sole and exclusive remedy shall be to seek specific performance. The provisions of this paragraph are solely for the benefit of Tenant and Landlord, and not for the benefit of any third party.

                  G. TELECOMMUNICATIONS SERVICES. Tenant acknowledges and agrees that all telephone and telecommunication services desired by Tenant shall be ordered and used at Tenant's sole expense. Unless Landlord otherwise requests or consents in writing, all of Tenant's telecommunications equipment shall be located solely in the Premises and the telephone closets on the floor on which the Premises is located, in accordance with rules and regulations adopted by Landlord from time to time. Landlord shall have no responsibility for the maintenance of Tenant's telecommunications equipment, including wiring, nor for any wiring or other infrastructure to which Tenants telecommunications equipment may be connected Landlord shall have no obligation or liability with respect to any interruption, curtailment or discontinuance of telecommunications or telephone services, and it shall be the sole obligation of Tenant at its expense to obtain substitute service.

         7.       QUIET ENJOYMENT:

         Subject to liens, covenants, easements and restrictions of record, Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the term of this Lease so long as Tenant complies with the provisions hereof and is not in default hereunder.

         8.       MAINTENANCE, REPAIRS, ALTERATIONS AND ADDITIONS:

                  A. MAINTENANCE AND REPAIRS.

                  Landlord shall maintain the Building, and all other portions of the Building Complex not the obligation of Tenant or any other tenant in the Building, in good order, condition and repair Notwithstanding the foregoing, should any of Landlord's equipment or machinery break down, or for any reason whatsoever ceased to function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in services occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use diligent efforts to promptly repair said equipment or machinery and to restore said services during normal business hours Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements to or repairs of any kind or character to the Premises during the term of this Lease, except such repairs to Building Standard improvements as may be deemed necessary by Landlord for normal maintenance operations.

                  Except for services furnished by Landlord pursuant to Paragraph 6 hereof Tenant shall, at Tenant's sole cost and expense, maintain the Premises in good order, condition and repair, ordinary wear and tear excepted, including, without limitation the interior surfaces of the ceilings, walls and floors; all doors and interior windows; all plumbing pipes, all electrical fixtures and special items in excess of Building Standard, furnishings installed within the Premises; and all equipment installed by or at the expense of Tenant.

                  If Tenant fails to maintain the Premises as required by this Lease, after written notice from Landlord, then Landlord shall have the right, but shall not be required, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work, and Tenant shall, upon demand, reimburse Landlord for any amounts so expended, and such amounts shall be deemed Additional Rent hereunder Landlord shall have no liability to Tenant for any damage, inconvenience or interference with Tenant's use of the Premises as a result of performing any such work.

                  Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to their respective maintenance obligations as set forth herein.

                  B. DISABILITY ACTS.

                  Landlord shall use reasonable efforts not to violate the access provisions of the Americans With Disabilities Act of 1990 and the Texas Architectural Barriers Act, as they may be amended (collectively, the "DISABILITY ACTS") in its operation and control of the Common Areas of the Building Complex, provided, however, that Tenant acknowledges that, due to the nature of the Disability Acts, Landlord shall have reasonable discretion to determine whether any actions must be taken to avoid violation.

                  Landlord and Tenant each agree to indemnity, defend and hold the other harmless from and against all costs, expenses, losses, liabilities, actions, demands or claims, including reasonable attorneys' fees and costs arising from or in connection with any claim or action alleging a violation of the Disability Acts regarding the portion of the Premises and the Building Complex for which such party has the obligation under this Lease to cause compliance with such laws

                  C. ALTERATIONS AND ADDITIONS.

                  Tenant shall make no alterations, additions or improvements to the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed In the event Landlord does give its consent, Landlord may condition its consent to any alterations, additions or improvements upon such requirements as Landlord may deem necessary in its reasonable discretion, including, without limitation, the manner in which the work is done, the right to approve the contractor by whom the work is to be performed, and the times during which the work is to be accomplished.

                  All alterations and additions to the Premises including, by way of illustration but not by limitation, all partitions, paneling, air conditioning units, carpeting, drapes, other window coverings, light fixtures (but not including movable office furniture not attached to the Building), and all improvements or trade fixtures provided for in the plans or specifications pursuant to EXHIBIT "D" hereof shall be deemed to be a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as apart thereof without molestation, disturbance or injury at the end of the Lease Term, whether by lapse of time or otherwise. Notwithstanding the foregoing, Landlord, by notice given to Tenant no later than thirty
         (30) days after the date Landlord is notified in writing by Tenant of alterations or additions to the Premises, may elect to have Tenant remove any or all of such alterations or additions (exclusive, however, of the improvements provided for in Exhibit "D" to this Lease which shall remain part of the Premises following termination of this Lease), and, in such event, Tenant shall promptly remove, at its sole cost and expense, such alterations and additions and shall restore the Premises to their condition prior to the making of the same, reasonable wear and tear excepted. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.

                  If Landlord authorizes persons requested by Tenant to perform any alterations, repairs, modifications or additions to the Premises, then prior to the commencement of any such work, Tenant shall, upon request, deliver to Landlord such payment and performance bonds or other security as Landlord may reasonably require, and certificates issued by insurance companies qualified to do business in the State of Texas, evidencing that Worker's Compensation, public liability insurance and property damage insurance, all in amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord and any other parties designated by Landlord as an additional insured. Each such certificate shall provide that the insurance policy may not be canceled or modified without ten (10) days' prior written notice to Landlord. Further, Tenant shall permit Landlord to post notices in the Premises in locations which will be visible by persons performing any work on the Premises stating that Landlord is not responsible for the payment for such work and setting forth such other information as Landlord may deem necessary. All Tenant alterations, repair and maintenance work shall be performed in such a manner as not to interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building or upon other tenants' use of their premises.

                  Notwithstanding anything herein to the contrary, Landlord hereby expressly reserves the right at its sole discretion to temporarily or permanently change the location of, close, block or otherwise alter any entrances, corridors, skywalks, tunnels, doorways or walkways leading to or providing access to the Building of any part thereof or otherwise restrict the use of same provided such activities do not unreasonably impair Tenant's access to the Premises, and it is agreed that Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof and such activity shall not be deemed to be a breach of any of Landlord's obligations hereunder.

         9.       ENTRY BY LANDLORD:

         Landlord and its agents shall have the right to enter the Premises with reasonable notice, at all reasonable times for the purpose of (1) examining or inspecting the same, (2) supplying janitorial services and any other services to be provided by Landlord to Tenant hereunder, (3) showing the same to prospective purchasers, lenders, or tenants of the Building, and (4) making such alterations, repairs, improvements or additions to the Building as Landlord may deem necessary or desirable. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder. Landlord may enter by means of a master key without liability to Tenant and without affecting this Lease. If during the last month of the Lease Term, Tenant shall have removed substantially all of its property therefrom, and if Tenant shall consent thereto in writing, Landlord may immediately enter and alter, renovate and redecorate the Premises without elimination or abatement of rent and without incurring liability to Tenant for any compensation. Such entry shall not be construed an election by Landlord to terminate this Lease Landlord, during the entire Lease Term, shall have the right to change the number, designation or name of the Building without liability to Tenant. Tenant shall not, without the prior consent of Landlord, change the locks or install additional locks on any entry door or doors to the Premises. If Landlord gives its consent to the foregoing.
Tenant shall provide Landlord with a copy of all keys for such locks.

         10.      MECHANICS' LIENS:

         Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises of a character which will or may result in liens on Landlord's interest therein. Tenant will keep the Premises and Building Complex free and clear of all mechanic's liens and other liens on account of work done or claimed to have been done for Tenant or persons claiming under it. Landlord shall be entitled to require Tenant to obtain payment and/or performance bonds satisfactory to Landlord in connection with any work done or caused to be done by Tenant on the Premises. Tenant hereby agrees to indemnify Landlord for, save Landlord harmless from, and defend Landlord against all liability, loss, damage, costs or expenses, including attorneys' fees and interest incurred on account of any claims of any nature whatsoever, including lien claims of laborers, material men, or others for work actually or allegedly performed for, or for materials or supplies actually or allegedly furnished to Tenant or persons claiming under Tenant. Should any liens be filed or recorded against the Premises or any portion of the Building Complex, or should any action affecting the title thereto be commenced, relating to work claimed to have been done for or supplies or materials furnished to Tenant. Tenant shall cause such liens to be removed or bonded around (in an amount determined by Landlord to be equal to at least 150% of the amount of the claim, plus estimated costs and interest) If Tenant bonds and contests any lien. Tenant shall pay and satisfy any final judgment establishing the validity of existence of any lien. If Tenant shall be in default in paying any charge for which a mechanic's lien or suit to foreclose the lien has been recorded or filed, and shall not have caused the same to be released of record or shall not have given Landlord security as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

         11.      DAMAGE TO PROPERTY, INJURY TO PERSONS:

                  A. INDEMNIFICATION. TENANT HEREBY INDEMNIFIES AND AGREES TO HOLD HARMLESS AND TO DEFEND LANDLORD AND ITS AFFILIATED COMPANIES AND THEIR RESPECTIVE AGENTS, SERVANTS, DIRECTORS, OFFICERS, AND EMPLOYEES (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, SUITS, DAMAGES, COSTS (INCLUDING COURT COSTS, ATTORNEY'S FEES, AND COSTS OF INVESTIGATION) AND CLAIMS OF LIABILITY, AND ACTIONS OF ANY KIND ARISING OR ALLEGED TO ARISE BY REASON OF ANY INJURY (INCLUDING DEATH) TO ANY PERSON OR DAMAGE TO OR LOSS OF ANY PROPERTY WHATSOEVER
         (1) OCCURRING IN, ON, OR ABOUT THE PREMISES OR ANY PART THEREOF, OR (2) OCCURRING IN, ON, OR ABOUT THE BUILDING COMPLEX,

         WHEN SUCH INJURY OR DAMAGE IS CAUSED IN WHOLE OR IN PART BY THE ACT, NEGLECT, FAULT OR OMISSION TO ACT ON THE PART OF TENANT, ITS AGENTS, CONTRACTORS, EMPLOYEES, OR INVITEES, EVEN IF SUCH LIABILITY, CLAIMS, SUITS, COSTS, INJURIES, DEATHS, OR DAMAGES ARISE FROM OR ARE ATTRIBUTED TO THE CONCURRENT NEGLIGENCE OF ANY INDEMNITEE THE ONLY CIRCUMSTANCE UNDER WHICH TENANT'S OBLIGATION TO INDEMNIFY THE INDEMNITEES DOES NOT APPLY IS TO THE EXTENT AN OCCURRENCE RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNITEE OR THEIR CONTRACTORS TENANT FURTHER INDEMNIFIES AND AGREES TO HOLD INDEMNITEES HARMLESS FROM AND TO DEFEND INDEMNITEES AGAINST ANY AND ALL CLAIMS ARISING FROM ANY BREACH OR DEFAULT IN THE PERFORMANCE OF ANY OBLIGATION ON TENANT'S PART TO BE PERFORMED UNDER THE TERMS OF THIS LEASE, OR ARISING FROM ANY ACT OR NEGLIGENCE OF TENANT, OR ANY OF ITS AGENTS, CONTRACTORS, EMPLOYEES OR INVITEES, SUCH OBLIGATION TO INDEMNIFY DOES NOT APPLY TO IS TO THE EXTENT AN OCCURRENCE RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS AGENTS, CONTRACTORS, EMPLOYEES, OR INVITEES. INDEMNITEES SHALL NOT BE LIABLE TO TENANT FOR ANY DAMAGE BY OR FROM ANY ACT OR NEGLIGENCE OF ANY CO-TENANT OR OTHER OCCUPANT OF THE BUILDING, OR ANY VISITOR IN THE BUILDING OR ANY OWNER OR OCCUPANT OF ADJOINING OR CONTIGUOUS PROPERTY Tenant agrees to pay for all damage to the Building Complex, and to tenants or occupants thereof, caused by Tenant's misuse or neglect of the Premises or any portion for the Building Complex. If any action or proceeding shall be brought by or against any Indemnitee in connection with any such liability or claim, Tenant, on notice from Landlord, shall defend such action or proceeding, at Tenant's expense, by or through attorneys reasonably satisfactory to Landlord. The provisions of this paragraph shall apply to all activities of Tenant with respect to the Premises or Building Complex, whether occurring before or after the Commencement Date and before or after the expiration or termination of this Lease Tenant's obligations under this paragraph shall not be limited to the limits of coverage of insurance maintained or required to be maintained by Tenant under this Lease.

                  Indemnitees shall not be liable for any damage to property entrusted to them or to the building manager, if any, nor for the loss or damage to any property by theft or otherwise, by any means whatsoever, nor for any injury (including death) to persons or damage to or loss of property resulting from fire, act of God, public enemy, riot, strike, insurrection, explosion, falling plaster, repairs, steam, gas, electricity, water, or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any other place, or resulting from other cause whatsoever, provided, however, that nothing contained herein shall be construed to relieve Indemnitees from liability for any personal injury resulting from the gross negligence or willful misconduct of themselves or their agents, contractors or invitees. All personal property upon the Premises shall be at the risk of the Tenant only and no Indemnitees shall be liable for any damage thereto or theft thereof, whether or not due in whole or in part to the negligence of any Indemnitee Indemnitees shall not be liable for interference with the light, view or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building, or of defects therein or in the fixtures or equipment.

                  B. LIABILITY INSURANCE. Tenant agrees to carry and maintain, for the mutual benefit of Landlord and Tenant, during the Lease Term and any extension hereof, (i) commercial general public liability insurance against claims for personal injury, sickness or disease, including death and property damage in or about the Premises, such insurance to afford protection to the limit of not less than $5,000,000 (BIPD Form) Combined Single Limit Coverage, (ii) Worker's Compensation Employer's Liability insurance in the minimum statutory amounts, and
         (iii) Automobile Liability Combined Single Limit Coverage (BIPD Form) of not less than $500,000. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in the State of Texas, and shall be otherwise satisfactory to Landlord Each policy shall include a waiver of subrogation in favor of the Landlord, and shall state that such insurance is primary insurance as regards to any other insurance carried by Landlord. Evidence of these coverages represented by Certificates of Insurance issued by the insurance carrier must be furnished to the Landlord prior to Tenant moving in Certificates of Insurance shall specify the additional insured status and primary insurance nature mentioned above as well as the waivers of subrogation provided for herein. Such Certificates of Insurance shall state that Landlord and any other parties required by Landlord will be notified in writing thirty (30) days prior to cancellation, material change or renewal of insurance. The limits of said insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

                  C. WAIVER OF SUBROGATION. Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby waives any cause of action against the other, its agents, servants, officers, or employees, for any loss or damage that may occur to the improvements thereto, or the Building by reason of fire, the elements, or any other cause which is (i) insured against hereunder regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, or (ii) which would normally be covered, by comparable buildings in the greater Dallas, Texas area, by full replacement value "all risk" property insurance and covenants that no insurer shall hold any right of subrogation against such other party. Landlord and Tenant each covenant and agree to notify its insurer of the waiver set forth herein and to secure from such insurer an appropriate endorsement to its respective insurance policy with respect to such waiver.

         12.      INSURANCE, CASUALTY, AND RESTORATION OF PREMISES:

                  A. LANDLORD'S CASUALTY INSURANCE. Landlord shall maintain casualty insurance on the shell and core of the Building, on the Premises to the extent of the Building Standard Materials therein, and on the Building Complex, in such amounts, from such companies, and on such terms and conditions, including loss of rental insurance, as Landlord from time to time deems appropriate (but with the same to be included in the Operating Expenses of the Building Complex as hereinabove described), and payment for losses thereunder shall be made solely to Landlord. If the annual premiums to be paid by Landlord shall exceed the standard rates because of Tenant's operations within or contents of the Premises or because the improvements to the Premises are beyond Building Standard Materials, Tenant shall promptly pay the excess amount of the premium upon request by Landlord (and if necessary, Landlord may allocate the insurance costs of the Building to give effect to this sentence).

                  B. TENANT'S INSURANCE ON PERSONAL PROPERTY. Tenant shall maintain at its expense standard casualty insurance on all of its personal property, including removable trade fixtures, located in the Premises and on its leasehold improvements which are not Building Standard, and all other additions and improvements (including fixtures) made by Tenant and not required to be insured by Landlord above. All such insurance shall provide that it shall not be cancelable and or the coverage thereunder shall not be reduced without at least ten (10) days' advance written notice to Landlord. Tenant shall deliver copies of such policies or certificates of insurance in a form satisfactory to Landlord not less than twenty (20) days prior to (a) the Commencement Date and (b) the expiration of old policies. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture and furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and that Landlord shall not be obligated to repair any damage thereto or to replace the same. Landlord shall not be required to repair any injury or damage by fire or to make any repairs or replacements of improvements installed in the Premises by or for Tenant.

                  C. CASUALTY. In the event of a fire or other casualty in the Premise. Tenant shall immediately give notice thereof to Landlord. In the event that the Premises or the Building is damaged by fire or other insured casualty and insurance proceeds in an amount sufficient to repair the damages have been made available there for by the holder or holders of any mortgages or deeds of trust encumbering the Building Complex, the damage shall be repaired by and at the expense of Landlord provided, that such repairs and restoration can, in

         Landlord's reasonable opinion, be made within one hundred eighty (180) days after the occurrence of such damage without the payment of overtime and other premiums Notwithstanding anything contained in this paragraph, Landlord shall only be obligated to restore or rebuild the Premises to the Building Standard condition. Until such repairs and restoration are completed, the Base Rent (plus any applicable Additional Rent) shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (there shall, however, be no abatement of Base Rent (or Additional
         Rent) by reason of any portion of the Premises being unusable for a period equal to two (2) days or less). If the damage is due to the willful misconduct of Tenant or its employees, agents or invitees, there shall be no abatement of Base Rent (or Additional Rent). Landlord agrees to notify Tenant within sixty (60) days after such casualty if it estimates that it will be unable to repair and restore the Premises or Building within said one hundred eighty (180) day period. Such notice wilt set forth the approximate length of time Landlord estimates will be required to complete such repairs and restoration. If Landlord estimates it cannot make such repairs and restoration within said one hundred eighty (180) day period, or if such repairs are not completed within such time period, then either party, by written notice to the other, may cancel this Lease as of the date of occurrence of such damage, provided that such notice is given to the other party within fifteen (15) days after Landlord notifies Tenant of the estimated time for completion of such repairs and restoration. If no notice is given by Tenant evidencing its intent to terminate this Lease, and Landlord has not otherwise terminated, this Lease shall continue in effect and the Base Rent (Plus any applicable Additional Rent) shall be apportioned in the manner provided above.

                  D. EFFECT ON RENT. Except as provided in this Paragraph 12, there shall be no abatement of Base Rent (or Additional Rent) and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any repairs, alterations or improvements in or to the fixtures, appurtenances and equipment in the Building Complex.

                  E. INSUFFICIENT INSURANCE PROCEEDS. In case sufficient insurance proceeds are unavailable, or the Building throughout shall be so injured or damaged, whether by fire or otherwise (though said Premises may not be affected, or if affected, can be repaired within said one hundred eighty (180) days), that Landlord, within sixty (60) days after the happening of such injury, shall decide not to reconstruct or rebuild said Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) days. Tenant shall pay the Base Rent (plus applicable Additional Rent), properly apportioned and abated (if applicable) up to said date, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be freed and discharged from alt obligations hereunder arising from the date of termination. A total destruction of the Building shall automatically terminate this Lease.

         13.      CONDEMNATION:

         If any portion of the Premises which materially affects Tenant's ability to continue to use the remainder thereof for the purposes set forth herein, or if any portion of the Building, the loss of which renders the Premises untenantable, is taken by right of eminent domain or by condemnation, or is conveyed in lieu of any such taking, then this Lease may be terminated at the option of either Landlord or Tenant. Such option shall be exercised by either patty giving notice to the other of such termination within thirty (30) days after such taking or conveyance, whereupon this Lease shall forthwith terminate, the Base Rent plus applicable Additional Rent) shall be duly apportioned as of the date of such taking or conveyance and both parties hereto shall be freed and discharged from all obligations hereunder arising from the date of termination. Upon such termination, Tenant shall surrender to Landlord the Premises and all of Tenant's interest therein under this Lease, and Landlord may re-enter and take possession of the Premises or remove Tenant therefrom. If any portion of the Premises or of any area appurtenant thereto is taken which does not materially affect. Tenant's right to use the remainder of the Premises for the purposes set forth herein, this Lease shall continue in full force and effect and Landlord shall promptly perform any repair or restoration work required to restore the Premises, insofar as possible, to its former condition, and the rental owing hereunder shall be adjusted, if necessary, in such just manner and proportion as the part so taken (and its effect on Tenant's ability to use the remainder of the Premises) bears to the whole. In the event of taking or conveyance as described herein. Landlord shall receive the entire award or consideration for the lands, improvements and the leasehold so taken. Tenant shall have no rights to any such condemnation award.

         14       ASSIGNMENT AND SUBLETTING:

                  A. RESTRICTIONS ON ASSIGNMENT AND SUBLETTING. Tenant shall not permit any part of the Premises to be used or occupied by any persons other than Tenant and the employees of Tenant, nor shall Tenant permit any part of the Premises to be used or occupied by any licensee or concessionaire, or permit any persons to be upon the Premises other than Tenant, its employees, customers and others having lawful business with Tenant. Tenant shall not assign or sublet this Lease or otherwise part with the possession of the Premises or any portion thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

                           In the event Landlord does provide its consent to any assignment or subletting, such consent shall be conditioned on the following (1) such consent shall not relieve the Tenant from its obligations as primary obligor (and not as surety or guarantor) for the payment of all rental due hereunder, and for the full and faithful observance and performance of the covenants, terms and conditions herein contained, (2) the proposed assignee or sublessee shall be engaged in a business and the Premises will be used in a manner which is in keeping with the then current standards of the Building (as determined solely by Landlord), and Tenant shall provide Landlord with reasonable proof thereof, (3) the proposed assignee or sublessee shall be a reputable party whose net financial worth and liquidity is equal to or greater than the net financial worth of Tenant as of the date hereof (as determined solely by Landlord), and Tenant shall have provided Landlord with reasonable proof thereof; (4) Tenant shall not be in default hereunder at the time it makes its request for such consent, (5) neither the proposed assignee or sublessee (nor any party which, directly or indirectly, controls or is controlled by or is under common control with the proposed assignee or sublessee) is then an occupant of any part of the Building or a party with whom Landlord is then negotiating to lease space in the Building, (6) the form and substance of the proposed sublease or instrument of assignment is acceptable to Landlord and is expressly subject to all of the terms and provisions of this Lease and to any matters to which this Lease is subject, (7) the proposed occupancy would not increase the office cleaning requirements or impose an extra burden upon the services to be supplied by Landlord to Tenant hereunder, and (8) Tenant enters into a written agreement with Landlord whereby it is agreed that fifty percent (50%) of any profit realized by Tenant as a result of said sublease or assignment and any and all sums and other considerations of whatsoever nature paid to Tenant by the assignee or sublessee for or by reason of such assignment or sublease, after deducting and giving Tenant credit for Tenant's reasonable costs directly associated therewith, including reasonable brokerage fees and the reasonable costs of remodeling or otherwise improving the Premises for said assignee or sublessee, but excluding any free rentals or the like offered to any such sublessee or assignee, shall be payable to Landlord as it accrues as Additional Rent hereunder Tenant shall not, without the prior written consent of Landlord, publicly advertise the Premises for assignment or sublease.

                  Consent of the Landlord to an assignment or subletting shall not in any way be construed to relieve the Tenant or the assignee or sublessee from obtaining the consent of the Landlord to any further assignment or subletting. Any attempted assignment or sublease by Tenant in violation of the terms and conditions of this paragraph shall be void and shall constitute an event of default under this Lease. The prohibition against an assignment or sublease described in this paragraph shall be deemed to include a prohibition against Tenant's mortgaging or otherwise encumbering its leasehold estate, as well as against an assignment or sublease which may occur by operation of law, each of which shall be ineffective and void and shall constitute an event of default under this Lease unless consented to by Landlord in writing in advance.

                  Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent, assign the Lease to (a) any subsidiary, affiliate, division or corporation controlling, controlled by, or under common control with Tenant, or (b) a successor corporation related to Tenant by merger or consolidation. Any such assignment shall not release Tenant from Tenant's obligations set forth under the terms of this Lease.

                  B. REQUEST FOR CONSENT TO ASSIGNMENT OR SUBLETTING. If Tenant requests Landlord's consent to an assignment of this Lease or to a subletting of the whole or any part of the Premises. Tenant shall submit to Landlord the information required in SUBPARAGRAPHS 14A(2) AND
         (3) above and shall submit information specifying the duration of the desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby and the proposed rentals on a square foot basis chargeable thereunder.

                  C. APPROVAL OF DOCUMENTS. All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to the prior written approval by Landlord or its counsel. Tenant shall pay on demand all of Landlord's costs and expenses, including reasonable attorney's fees (not to exceed $1,200.00), incurred in determining whether or not to consent to any requested sublease or assignment and in preparing, reviewing and approving such documentation.

                  D. ASSIGNMENT UPON BANKRUPTCY. Notwithstanding anything to the contrary contained in this Lease, if a trustee in bankruptcy is entitled to assume control over Tenant's rights under this Lease and assigns such rights to any third-party, the Base Rent to be paid hereunder by such party shall be increased to the then current Base Rent (if greater than then being paid for the Premises) which Landlord would charge for comparable space in the Building as of the date of such third-party's occupancy of the Premises. In addition, in the event of such assignment pursuant to the Federal Bankruptcy Code, any and all consideration payable or otherwise due by virtue of such assignment shall be paid or delivered or Landlord as Landlord's sole and exclusive property.

                  E. LANDLORD'S RIGHT TO ASSIGN. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building Complex, and in such event and upon such transfer, no further liability or obligation shall thereafter accrue against Landlord hereunder.

         15.      ESTOPPEL CERTIFICATE:

         Tenant agrees, at any time and from time to time, upon not less than ten (10) business days prior written request by Landlord, to execute, acknowledge and deliver to Landlord an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified, and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or if there have been defaults, setting forth the specific nature thereof), the date to which the rent and other charges have been paid in advance, if any, and such other matters as are reasonably requested by Landlord, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord's interest herein, or a holder or prospective holder of any mortgage or deed of trust encumbering (or to encumber) the Building Complex. Tenant's failure to deliver such certificate within such time shall constitute an event of default (as that term is defined elsewhere in this Lease).

         16.      DEFAULT:

         The happening of anyone or more of the following events shall constitute an "EVENT OF DEFAULT"

                  A. FAILURE TO PAY RENT. Tenant shall fail to pay when due any installment of Base Rent. Additional Rent or other charge, including Tenant's Pro Rata Share of the Operating Expenses set forth in PARAGRAPH 4 of this Lease, and such default shall continue for five (5) days after written notice from Landlord, provided, however, that Tenant shall not be entitled to more than two (2) notices of delinquency in a monetary obligation during any Calendar Year, and if thereafter any rent or other amounts owing hereunder are not paid when due, a default shall be considered to have occurred even though no notice thereof is given,

                  B. ABANDONMENT. Tenant shall abandon the Premises or any portion thereof;

                  C. TRANSFER OR DISSOLUTION. This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in a manner permitted herein or if Tenant shall be dissolved or otherwise liquidated;

                  D. ATTACHMENT. This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof.

                  E. VOLUNTARY BANKRUPTCY. Tenant or any guarantor of the Lease shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise or shall be dissolved, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they mature.

                  F. INVOLUNTARY BANKRUPTCY. Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant or any guarantor of the Lease shall be instituted against Tenant or such guarantor, as the case may be, or a receiver or trustee of all or substantially all of the property of Tenant or any guarantor shall be appointed, and such proceeding shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment.

                  G. FAILURE TO PERFORM OTHER COVENANTS. Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed, and such nonperformance shall continue for a period of fifteen (15) days after notice thereof by Landlord to Tenant, or for such other reasonable period of time as Landlord shall reasonably determine if such are for non-performance has been initiated by Tenant but cannot reasonably be completed within fifteen (15) days.

         17.      REMEDIES FOR DEFAULT:

                  A. TERMINATION OR NON-TERMINATION. Upon the happening of any event of default as herein above or hereinbelow described, Landlord shall have the right, at its election, then or at any time thereafter and while any such event of default shall continue, either:

                           (1) to give Tenant written notice of Landlord's
                  intention to terminate this Lease on the date of giving notice or on any later date specified therein, whereupon Tenant's right to possession of the Premises shall cease and this Lease shall be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the Lease Term herein originally demised; or

                           (2) to re-enter and take possession of the Premises
                  or any part thereof, and repossess the same as Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being liable for prosecution therefor, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions Should Landlord elect to re-enter as provided in this SUBPARAGRAPH 17A(2), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry or reletting to exercises its right to terminate this Lease by giving Tenant written notice to that effect, in which event the Lease will terminate as specified in said notice.

                  B. REPOSSESSION AND ALTERATION OF LOCKS. Landlord shall be entitled to alter all locks and other security devices at the Premises without terminating this Lease. In the event Landlord does alter the locks and other security devices at the Premises, (i) Landlord shall not be obligated to allow Tenant re-entry to the Premises or provide Tenant with a new key unless and until Tenant cures any and all such defaults under this Lease, (ii) Landlord shall have the right to refuse to give Tenant a new key unless Tenant increases its security deposit by an amount determined by Landlord; (iii) in the event Landlord does provide Tenant with a key, a new key will only be provided during the Landlord's regular business hours, and (iv) Tenant shall be obligated to pay Landlord all costs and expenses incurred by Landlord in connection with altering all such locks and other security devices at the Premises. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by written agreement of Landlord and Tenant. Tenant expressly authorizes Landlord to alter locks and other security devices. Tenant waives all claims arising out of any of Landlord's actions under this subparagraph Tenant agrees that Landlord may re-enter with or without legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

                  C. LIABILITY OF TENANT IF NO TERMINATION. In the event that Landlord does not elect to terminate this Lease as permitted in SUBPARAGRAPH 17A(1), but on the contrary, elects to take possession as provided in SUBPARAGRAPH 17A(2) hereof, Tenant shall pay to Landlord upon demand (a) the unpaid rent due hereunder earned but unpaid at the time of reletting, (b) the cost of recovering possession (including reasonable attorney's fees and costs of suit), and (c)(i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of reletting of the Premises after deducting Landlord's reasonable expenses in connection with such reletting, including but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, redecorating and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Lease Term, or the premises covered thereby include in addition to the Premises other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith will be made in determining the net proceeds from such reletting. Any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such rent and other sums to Landlord monthly on the days on which the rent would have been payable hereunder if possession had not been retaken, and Landlord shall be entitled to receive the same from Tenant on each such day No deliver to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall any reletting be construed as an election on the part of Landlord to terminate this lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

                  D. MINIMUM DAMAGES. Nothing herein shall preclude Landlord at its election from recovering, at a minimum, the fair rental value of the Premises as damages for the failure of Tenant to pay the agreed upon rentals. Landlord shall be obligated, as governed by applicable state and federal law, to mitigate said damages by making a reasonable and good faith effort to release the Premises.

                  E. LIABILITY OF TENANT IF TERMINATION. In the event that this Lease is terminated (except as provided in the paragraphs on casualty or condemnation), Tenant shall remain liable to Landlord for (i) the cost of recovering the Premises (including reasonable attorney's fees and costs of suit), (ii) the unpaid rent owed to Landlord at the time of termination, (iii) damages in an amount equal to the rent and other sums which would have been owed by Tenant hereunder for the balance of the term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated in PARAGRAPH 17C above, and (iv) any other sum of money and damages owed by Tenant to Landlord. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the rent and other amounts would have been payable hereunder if this Lease had not been terminated, or Landlord shall be entitled to recover forthwith against Tenant, as damages for the loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the amount, if any, by which the aggregate of the rent and all other sums payable by Tenant hereunder which would have accrued for the balance of the Lease Term exceeds the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only Base Rent, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present worth at the rate of eight percent.(8%) per annum.

                  F. CUMULATIVE REMEDIES. Suit or suits for the recovery of the amounts and damages set forth herein may be brought by Landlord, from time to time, at Landlord's election, and nothing herein shall be deemed to require Landlord to await the date that this Lease or the Lease Term would have expired had there been no such default by Tenant, or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right to remedy provided for in this Lease or not or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in connection with collecting any amounts and damages owed by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, shall also be recoverable by Landlord from Tenant.

                  G. NO WAIVER OF PERFORMANCE. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or any such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof shall be waiver, altered or modified except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease; but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach. Notwithstanding any termination of this lease, the same shall continue in force and effect as to any provisions hereof which require observance or performance by Landlord or Tenant subsequent to termination.

                  H. REMEDIES UPON BANKRUPTCY. Nothing contained in this Paragraph 17 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved.

                  I. DELINQUENT RENTS AND OTHER SUMS. Any rents or other amounts owing hereunder which are not paid within five (5) days after they are due shall bear interest at the lesser of (i) the maximum nonusurious rate of interest applicable to such payment under the laws of the State of Texas, or (ii) the rate of eighteen percent (18%) per annum, with such interest to accrue from the due date of such payment until received by Landlord. Similarly, any amounts paid by Landlord shall have the right, but not the obligation to do, shall, if not repaid by Tenant within five (5) days of demand by Landlord, thereafter bear interest at the above applicable rate until received by Landlord. In addition to the interest due on delinquent rents and other sums hereunder, if Tenant fails to make any payment when due, and such failure to pay continues for a period of five (5) days (without any notice), then Tenant shall pay, in addition to the amount due and owing, a late charge of 10% of such amount due and owing, it being understood that said late payment charge shall constitute liquidated damages but shall not void the occurrence of an event of default or eliminate any of Landlord's remedies therefor) and shall be for the purposes of reimbursing Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late installment payments of rent, and Tenant and Landlord agree that the damages suffered by Landlord in the event of any such late payment(s) are not capable of being ascertained precisely, and that the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such damage.

         18.      REMOVAL OF TENANT'S PROPERTY:

         All movable furniture and personal effects of Tenant and other occupants of the Premises not removed from the Premises upon the vacating (at a time when Tenant is in default with respect to its obligation to pay rent under the terms of this Lease) or abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor; and Tenant shall pay Landlord for all expenses incurred by Landlord in connection with the disposition of such property. In addition, Tenant expressly authorizes Landlord to remove all of such property from the Premises if Landlord re-enters and re-possesses the Premises without terminating this Lease, pursuant to a right granted it in this Lease, and to store such property at Tenant's expense, release to any holder of a security interest superior to Landlord's, if any, or dispose of in accordance with Landlord's lien rights hereunder, all without or conversion or other damages, and Tenant waives all claims arising out of Landlord's actions under this subparagraph.

         19.      COMPLETION OF PREMISES AND POSTPONEMENT OF COMMENCEMENT DATE:

                  A   COMPLETION OF PREMISES Landlord has agreed to complete
         the Premises as more fully set forth in the work letter (the "WORK LETTER") to be executed between Landlord and Tenant and attached hereto as Exhibit "D" and incorporated herein. Other than as set forth in the Work Letter. Landlord shall have no obligation for the completion of the Premises, and Tenant shall accept the Premises in their "As Is" condition on the Commencement Date, except for those items set forth in a written communication received by Landlord within fourteen (14) business days after Tenant's occupancy of the Premises. In any event. Landlord shall not have any obligation for the repair or replacement of any portions of the interior of the Premises which are damaged or wear out during the Lease Term, regardless of the cause therefor, except if the cause is attributable to the gross negligence or fault of Landlord. If the Premises are not ready for occupancy on the Commencement Date, the rent under this Lease shall not commence until the Premises are ready for occupancy, whereupon this Lease, and all of the covenants, conditions and agreements herein contained, shall be in full force and effect, and the expiration of the Lease Term shall be postponed for an equivalent period of time. Such postponement of rent for the period prior to the delivery to Tenant of the Premises ready for occupancy shall be in full settlement of all claims which Tenant might otherwise have by reason of said Premises not being ready for occupancy on the date specified in PARAGRAPH 2

                  B. EARLY OCCUPANCY. Tenant may occupy the Premises prior to the Commencement Date, provided that (a) it has obtained Landlord's prior written consent thereto; (b) it will not in any way hinder the Tenant improvement work, if any, to be performed by Landlord, and the Tenant will cooperate with all reasonable requests of workers and Landlords in conjunction therewith, and (c) the rent for such period shall be at the monthly rate prorated accordingly) set forth in Paragraph 3 hereof. Upon Tenant's occupancy of the Premises all of the provisions of this Lease shall be in fill force and effect. "READY FOR OCCUPANCY," as that term is used herein, shall mean the date that Landlord shall have substantially completed the Premises or any remodeling work to be performed by Landlord to the extent agreed to in the Work Letter. The certificate of the architect (or other representative of Landlord) in charge of supervising the completion or remodeling of the Premises shall control conclusively the date upon which the Premises are ready for occupancy and the obligation to pay rent shall begin as aforesaid. In addition to the above, if Landlord is delayed in delivering the Premises to Tenant due to the failure of a prior occupant to vacate the same, then the rent and term shall also be postponed as hereinabove set forth, and such postponement shall be in fill settlement of all claims which Tenant may otherwise have by reason of the delay of delivery.

                  C. POSTPONEMENT OF COMMENCEMENT DATE. If, as a result of the postponement of the commencement of the Lease Term, the Lease Term would begin other than on the date set forth in Paragraph 2 hereof, the Commencement Date shall be postponed and Tenant shall pay proportionate rent, where applicable, at the same monthly rate set forth herein (also in advance) for such partial month, and all other terms and conditions of this Lease shall be in force and effect during such partial month.

         20.      HOLDING OVER:

         Should Tenant hold over after the termination of this Lease with the consent of Landlord, Tenant shall become a tenant from month-to-month only upon each and all of the terms herein provided as may be applicable to such month-to-month tenancy, and any such holding over shall not constitute an extension of this Lease. During such holding over. Tenant shall pay rental equal to one hundred fifty percent (150%) of the last monthly rental rate and the other monetary charges as provided herein. Such tenancy shall continue until terminated by Landlord as provided by law or until Tenant shall have given to Landlord a written notice at least thirty (30) days prior to the intended date of termination of such monthly tenancy of Tenant's intention to terminate such tenancy. In the event of any unauthorized holding over. Tenant shall also indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises effective upon the termination of this Lease. Any holding over without the consent of Landlord shall create a tenancy at sufferance relationship with Tenant.

         21.      CONTROL OF COMMON AREAS:

         All Common Areas for the general use in common of Building Complex tenants, their officers, employees, agents, invitees, licensees, visitors and customers (all of the foregoing are hereinafter collectively referred, to as "Permitted Users"), shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right at any time and from time to time to establish, modify and enforce reasonable rules and regulations with respect to all such Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the Common Areas, to employ personnel to operate and monitor the Common Areas; to change at any time and from time to time the area, level, location and arrangement of parking areas and other Common Areas, to restrict parking by and enforce parking charges (by operation of meters or otherwise) against Permitted Users of exposed spaces, to require the use of cards providing access to the parking areas, to require identification of tenants by placement of auto stickers, to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord or Landlord's counsel, be legally sufficient to prevent a public dedication thereof or the accrual of any rights therein to any person or the public, to discourage parking by other than Permitted Users, to charge a fee for visitor and customer parking; and to do and perform such other acts in and to the Common Areas as, in the use of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by the Permitted Users. Reference in this PARAGRAPH 21 to parking areas shall in no way be construed as giving Tenant any rights or privileges in connection with such parking areas; any such rights or privileges shall be set forth exclusively in EXHIBIT "E". All reasonable expenses incurred by Landlord in the maintenance and operation of the Common Areas shall be included in the definition of Operating Expenses.

         22.      SURRENDER AND NOTICE:

         Upon expiration or other termination of the Lease Term. Tenant shall promptly quit the Premises and surrender the Premises to Landlord broom clean, in good order and condition, except for ordinary wear and tear and loss by fire or other casualty, and Tenant shall remove all of its movable furniture and other effects and such alterations, additions and improvements as Landlord shall require Tenant to remove pursuant to PARAGRAPH 8 hereof. In the event that Tenant fails to vacate the Premises in a timely manner as required. Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including, but not limited, any amounts required to be paid to third-parties who were to have occupied the Premises.

         23.      ACCEPTANCE OF PREMISES BY TENANT:

         Taking possession of the Premises by Tenant shall be conclusive evidence as against Tenant that (i) the Premises were in the condition agreed upon between Landlord and Tenant, (ii) Tenant has acknowledged satisfactory completion of fix-up work which Landlord has agreed in writing to perform and of the obligations of Landlord set forth in the Work Letter, except as to such "punchlist" items provided for in PARAGRAPH 19 hereof, which Tenant acknowledges by taking possession do not impair occupancy and use of the Premises, (iii) the Premises are suitable for the purpose for which the same are leased, (iv) the Building and each and every part and appurtenance thereof are in good and satisfactory condition, except for any defect which is not discoverable upon a reasonable inspection, and (v) Tenant waives any defects in the Premises and its appurtenances and in all other parts of the Building and the appurtenances thereto, except for any defect which is not discoverable upon a reasonable inspection.

         24.      SUBORDINATION AND ATTORNMENT:

                  A. CONDOMINIUM REGIME. This Lease, at Landlord's option, shall be subordinate to any ground lease, declaration of covenants, or condominium declaration (now or hereafter placed upon the Building Complex) regarding maintenance and use of any areas contained in any portion of the Building Complex and to all renewals, modifications, consolidations, replacements and extensions thereof Tenant agrees, with respect to any of the foregoing documents, that no documentation other than this Lease shall be required to evidence such subordination. Tenant acknowledges that the Building Complex may be dedicated by Landlord as a condominium regime, to provide for the separate operation and ownership of residential condominium apartments, the retail areas, and the Office Complex,. and that Landlord shall have absolute and complete discretion to provide for such condominium regime on such terms and conditions as it shall determine, provided only that nothing therein contained shall materially alter Tenant's rights or materially increase Tenant's obligations hereunder.

                  B. SUBORDINATION AND NONDISTURBANCE. This Lease and all of Tenant's rights, title and interest in and under the Lease, at the option of any holder or a mortgage or deed of trust on the Building Complex or the Premises, shall be subject, subordinate and inferior to such mortgage or deed of trust, and to any and all advances made under such mortgage or deed of trust and to all renewals, modifications, increases, consolidations, replacements and extensions thereof Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure of a deed of trust or mortgage, or otherwise. The subordination of this Lease to any mortgage or deed of trust and the attornment by Tenant to all successor owners of the Building shall be automatic and self-operative, and no special instrument or subordination or attornment shall be necessary Without limiting such automatic and self-operative subordination and attornment, however, Tenant agrees to execute such documents as may be required to further evidence such subordination and the attornment by Tenant to any successor owners of the Building, or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, and by failing to do so within ten (10) business days after written demand, Tenant hereby makes, constitutes and irrevocably appoints Landlord as Tenants attorney-in-fact and in Tenants name, place and stead, to do so. This power of attorney is coupled with an interest (and shall not terminate upon death or disability of the Tenant, if Tenant is an individual). Notwithstanding the foregoing, in the event the holder of any mortgage or deed of trust or the landlord under any ground lease elects that the leasehold interest of the Tenant shall be subordinate to the interest of such holder of any mortgage or deed of trust or such ground lessee under any ground lease hereafter placed upon the Building Complex, the leasehold interest of the Tenant under this Lease shall be subordinate only on the condition that the Tenant's right of possession of the Premises shall not be disturbed notwithstanding any default of Landlord hereunder, and Tenant shall have the right to remain in possession of the Premises described herein in accordance with the terms and provisions of this Lease for so long as Tenant shall not be in default under the terms and provisions of the Lease. If any holder of the mortgage or deed of trust shall elect for this Lease to be superior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such mortgage or deed of trust, whether this Lease is dated earlier or later than the date of said mortgage or deed of trust or the date of recording thereof.

         25.      PAYMENTS AFTER TERMINATION:

         No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice of default (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice of commencement of a suit or after any final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this Lease, or may otherwise exercise any of its rights and remedies hereunder. The payment of such sums of money, whether as rent or otherwise, shall not waive said notice, or in any manner affect any suit theretofore commenced or judgment therefore obtained.

         26.      AUTHORITIES FOR ACTION AND NOTICE:

                  A. AUTHORITY FOR ACTION. Except as herein otherwise provided, Landlord may act in any matter provided for herein by and through its Building Manager or any other person who shall from time to time be designated by Landlord in writing.

                  B. NOTICES. All notices or demands required or permitted to be given to Landlord or Tenant hereunder shall be in writing, and shall be deemed duly served when personally delivered or three (3) days following deposit in the United States Mail, with proper postage prepaid, certified or registered, return receipt requested, or on receipt by facsimile service, receipt confirmed, followed by delivery by U.S. mail, as provided herein, or one (1) day following deposit with an expedited overnight delivery service by a commercial air carrier such as Federal Express. Airborne or Purolator, addressed to the other party at its principal office in the Building (and, with respect to a notice regarding an alleged default on the part of Landlord, also at the address specified in PARAGRAPH 28K below), or at the most recent address of which such party giving notice has notified the other party in writing. Notices to Tenant shall be addressed to the address set forth in the Basic Lease Information until occupancy of the Premises. If Tenant fails to so designate any other address, such notice may after occupancy be mailed to Tenant's Premises in the Building. Either party shall have the right to designate in writing served as above provided, a different address to which notice is to be mailed. The foregoing shall in no event prohibit notice from being given as provided in any applicable rule of the Texas Rules of Civil Procedure, as the same may be amended from time to time.

         27.      SECURITY DEPOSIT:

         It is agreed that Tenant, concurrently with the execution of this Lease, has deposited with Landlord, and will keep on deposit at all times during the term hereof the sum of $11,244.00 (the "SECURITY DEPOSIT"), the receipt of which is hereby acknowledged, as security for the payment by Tenant of the rent herein agreed to be paid and for the faithful performance of all the terms, conditions and covenants of this Lease, it being expressly understood that the Security Deposit shall not be considered a measure of Landlord's damages in case of default by Tenant. If Tenant elects to occupy Suite 202 of the Premises, pursuant to the terms of this Lease, the amount of the Security Deposit will be increased to $31,953.50 (or an additional amount as herein provided) and Tenant will be required to deposit with Landlord, on or before October 1, 1999, the amount of $20,709.50 (or an additional amount as herein provided). If at any time during the Lease Term, Tenant shall be in default in the performance of any provision of this Lease, Landlord shall have the right, without prejudice to any other remedy, to use the Security Deposit, or so much thereof as is necessary, in payment of any rent in default as aforesaid, reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of Tenant's default. In such event, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore the Security Deposit to its original amount. In the event the Security Deposit has not been used as aforesaid, the Security Deposit, or as much thereof as has not been used for such purposes, shall be refunded to Tenant, without interest, upon full performance of this Lease by Tenant, Landlord shall have the right to commingle the Security Deposit with other funds of Landlord. Landlord may deliver the funds deposited herein by Tenant to any purchaser of Landlord's interest in the Premises in the event such interest is sold, and thereupon Landlord shall be discharged from further liability with respect to the Security Deposit. If claims of Landlord exceed the Security Deposit, Tenant shall remain liable for the balance of such claims. See EXHIBIT "H-1" for terms related to a payment of $85,512.00 required to be made by Tenant.

         At the time of Tenant giving Landlord notice of its intent to occupy Suite 202 of the Premises, Tenant shall also deliver to the Landlord a copy of its financial statements, including schedules thereto, as of a recent date. If such financial statements are not timely delivered to the Landlord, or if the Landlord reasonably determines that the financial condition of the Tenant is such that a Security Deposit in excess of $31,953.50 is appropriate, the amount of the Security deposit required to be made with respect to the Premises shall be increased to the amount which Landlord shall determine and notify Tenant in writing within thirty (30) days from the date of receipt of Tenant's financial statements. In no event shall the security deposit required to be made by Tenant, with respect to Suite 202, shall exceed the amount of the Allowance (as defined in Exhibit "D" of this Lease) actually expended with respect to Suite
202. If the amount of the Security Deposit does exceed $31,953.50, Tenant shall be entitled to fund the excess amount by delivering to the Landlord, and maintaining throughout the term of this Lease, an irrevocable letter of credit which must be reasonably acceptable to Landlord. If Tenant uses a letter of credit as aforesaid, the amount of such letter of credit may be reduced each month, during the remaining term of this Lease, by a pro rata amount equal to the number of months remaining during the term of this Lease divided by the initial amount of the letter of credit provided by Tenant to Landlord pursuant hereto.

         28.      MISCELLANEOUS:

                  A. RULES AND REGULATIONS. The rules and regulations attached hereto and marked Exhibit "C", as well as such rules and regulations as may hereafter be adopted by Landlord for the operation, care and cleanliness of the Premises and the Building Complex and the preservation of good order therein, are hereby expressly made a part hereof, and Tenant agrees to obey all such rules and regulations. The violation of any such rules and regulations by Tenant shall be deemed an event of default of this Lease by Tenant, affording

         Landlord all those remedies set out herein Landlord shall not be responsible to Tenant for the failure of any other tenant or occupant of the Building to comply with any of said rules and regulations.

                  B. REPRESENTATIONS OF TENANT. Tenant hereby warrants and represents that the certified financial statement of Tenant and any other writings furnished to Landlord in connection with this Lease, copies of which are attached hereto as EXHIBIT "F", are true and correct and omit no material fact. No material adverse changes have occurred in the financial condition reflected therein since the respective dates thereof.

                  Tenant additionally warrants and represents that, (i) if Tenant is a corporation or a partnership, Tenant is duly organized, validly existing, and in good standing under the laws of the State of Texas; (ii) has all requisite power and authority to execute, deliver and perform the Lease; (iii) the execution, delivery and performance by Tenant of the Lease has been duly authorized by all necessary corporate or partnership action, as the case may be; does not contravene Tenant's Articles of Incorporation or Bylaws or Partnership Agreement, as the case may be; does not cause Tenant to be in conflict with, in default under, or in breach of the terms of any agreement or other instrument,
         (iv) there are no actions, suits or proceedings pending or threatened against Tenant by any person that might materially adversely affect the business operations, prospects or financial condition of Tenant; and
         (v) the Lease constitutes the legal, valid and binding obligations of Tenant enforceable against it under Texas law in accordance with its terms.

                  C. DEFINITION OF LANDLORD. The term "LANDLORD" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building (and the authorized agents of Landlord) at the time in question. In the event of any transfer or transfers of the title to the Building, the Landlord herein named (and in the case of any subsequent transfers or conveyances, the then-grantor) shall be automatically released from and after the date of such transfer or conveyance of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that the grantee assumes the duty to perform Landlord's covenants and obligations hereunder, and provided that any funds in which Tenant has an interest in the hands of Landlord or the then-grantor at the time of such transfer shall be turned over to the grantee. Any amount then due and payable to Tenant by Landlord or the then-grantor under any provisions of this Lease shall be paid to Tenant at the time of any transfer or conveyance.

                  D. NO MERGER UPON TERMINATION. The termination or mutual cancellation of this Lease shall not work a merger, and such termination or mutual cancellation shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

                  E. LANDLORD'S USE OF ENTRYWAYS. Tenant agrees that for the purposes of completing or making repairs or alterations in any portion of the Building, Landlord may use one or more of the street entrances, halls, passageways and elevators of the Building.

                  F. INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and not dependent Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein, provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building Complex or any portion thereof, and an opportunity is granted to Landlord and such holder to correct such violation as provided in SUBPARAGRAPH K of this PARAGRAPH 28.

                  G. PARTIAL INVALIDITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a legal, valid and enforceable clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible.

                  H. CAPTIONS. The captions of each paragraph are added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

                  I. BINDING EFFECT. Except as herein specifically set forth, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors and permitted assigns.

                  J. DEFAULT BY LANDLORD. In the event of any alleged default on the part of Landlord hereunder. Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. Notice to Landlord of any such alleged default shall be ineffective unless Tenant shall send notice of such default in the manner prescribed in PARAGRAPH 26B of this Lease to the holder of any mortgages or deeds of trust covering the Building Complex or any portion thereof whose address Tenant has been notified of in writing, and unless Tenant shall afford such holder a reasonable opportunity to cure any alleged default on Landlord's behalf. In no event will Landlord or any mortgagee be responsible for any consequential damages incurred by Tenant, including, but not limited to, lost profits or interruption of business, as a result of any alleged default by Landlord.

                  K. JOINT AND SEVERAL LIABILITY. If the Tenant under this Lease is more than one entity or person, the obligations imposed upon Tenant under this Lease shall be joint and several.

                  L. EFFECT OF CERTAIN ACTIONS. No act or thing done by Landlord or Landlord's agent during the term hereof, including but not limited to, any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding upon Landlord unless such act or things shall be by Landlord or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord or Landlord's agents, employees or officers shall not operate as a termination of this Lease or a surrender of the Premises No payment by Tenant, or receipt by Landlord, of a lesser amount than the monthly rent herein stipulated, shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as rent, be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy available to Landlord.

                  M. NAME CHANGE. Landlord shall have the right to change the name of the Building, to construct other buildings or improvements in any plaza or other area designated by Landlord for use by tenants, or to change the location or character of, or make alterations of or additions to, any of said places or other areas, and Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof.

                  N. ENTIRE AGREEMENT AND AMENDMENTS. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except such as are expressed in this Lease, that this Lease and the Exhibits attached hereto reflect the entire agreement and understandings of the parties hereto, and that no other agreement, amendment or modification of the Lease shall be valid or binding unless expressed in writing and executed by Landlord and Tenant in the same manner as the execution of this Lease.

                  O. LEASE CONSTRUCTION. Both parties acknowledge and agree that they have had the benefit of legal counsel in interpreting the terms and provision of this Lease, and the terms and provisions of this Lease shall not be construed against or in favor of a patty hereto merely because such party is the "Landlord" or the "Tenant" hereunder or such party or its counsel is the draftsman of this Lease.

                  P. LIABILITY OF LANDLORD. Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease shall be limited to its interest in the Building, and neither Landlord nor any of its officers, directors or employees shall have personal liability for any deficiency judgment obtained in connection with this Lease.

                  Q. TIME OF ESSENCE. Time is of the essence hereof.

                  R. AUTHORITY. Tenant and the parties executing this Lease on behalf of Tenant represent to Landlord that such parties are authorized to do so by requisite action of Tenant's board of directors, or partners, as the case may be, and agree, upon request, to deliver to Landlord a resolution or similar document to that effect.

                  S. ASSIGNMENT AND ADEQUATE ASSURANCE UPON BANKRUPTCY. Landlord and Tenant understand that notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Bankruptcy Code of the United States may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that, in any event. Landlord is entitled under the Bankruptcy Code to Adequate Assurance of future performance of the terms and provisions of this Lease. For purposes of any such assumption or assignment. "ADEQUATE ASSURANCE" shall include at least the following:

                           (1) In order to assure Landlord that the proposed
                  assignee will have the resources with which to pay the rent called for herein, any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth at least as great as the net worth of Tenant on the date this Lease became effective, increased by seven percent (7%), compounded annually, for each year from the Commencement Date through the date of the proposed assignment. The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

                           (2) Any proposed assignee of this Lease must assume
                  and agree to be personally bound by the terms, provisions and covenants of this Lease.

                                    In addition to the foregoing provisions
                  regarding "Adequate Assurance," no assumption ("ASSUMPTION") of this Lease pursuant to 11 U.S.C. Section 365(b)(1) by the Tenant as debtor-in-possession or by the trustee for such Tenant shall be effective unless.

                                    (a) All monetary defaults under the Lease
                           have been cured by payment to Landlord within five
                           (5) days of the date of Assumption,

                                    (b) All non-monetary defaults under the
                           Lease shall be cured by performance within fifteen
                           (15) days of the date of Assumption;

                                    (c) All actual monetary losses incurred by
                           Landlord occasioned by any default by Tenant under the terms of this Lease have been paid to Landlord within fifteen (15) days of the date of the Assumption;

                                    (d) Landlord shall have received within five
                           (5) days of the date of the Assumption a security deposit equal to two (2) months' Base Rent and an advance prepayment of rental equal to one (1) month's Base Rent, each sum to be held by Landlord as assurance of future performance by the Tenant under the Lease and which shall be subject to the terms and conditions set forth in this Lease and shall be deemed to be rental under this Lease for the purposes of 11 U.S.C. Section 101, et seq., as amended and from time to time in effect.

                  T. FORCE MAJEURE. Any obligation of the Landlord hereunder which is delayed or not performed due to acts of God, strike, riot, war, weather, failure to obtain labor and materials at a reasonable cost, or any other reason beyond the control of the Landlord, shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance.

                  U. NO RECORDATION. Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord. In the event that Tenant violates this provision, this Lease shall, at the option of Landlord, be null, void, and of no further force and effect, except that Tenant shall be liable to Landlord, as liquidated damages, in the amount of the remaining rental to be paid hereunder.

                  V. DUPLICATE EXECUTION. This Lease may be executed in two or more duplicate originals. Each duplicate original shall be deemed to be an original hereof, and it shall not be necessary for a party hereto to produce more than one such original as evidence hereof.

                  W. TAXES ON PERSONAL PROPERTY. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all of Tenant's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises; excepting only items paid for by Landlord and standard throughout the Building. In the event that any or all of Tenant's leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord as additional rent hereunder its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

                  X. ACCESS CONTROL. Access control shall be provided during other than Ordinary Business Hours as Landlord deems appropriate. Landlord shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises, and neither shall Landlord be required to insure against any such losses. Tenant agrees to surrender all keys and entry cards then in its possession upon the expiration or earlier termination of this Lease.

                  Y. KEYS AND LOCKS. All keys to the Premises shall be the property of Landlord and, upon termination of the Lease, Tenant shall surrender to Landlord all keys to any locks on doors entering or within the Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

                  Z. NO BROKERS. Tenant represents and warrants that it has had no dealings with any broker or agent (other than Terren Commercial and Landlord's broker, both of whom Landlord shall pay pursuant to separate agreements) in connection with the negotiation or execution of this Lease, and Tenant shall indemnify and hold Landlord harmless from any costs, expenses, or liability for commissions or other compensation or charges claimed by any broker or agent (other than Terren Commercial and Landlord's broker), with respect to this Lease.

                  AA. GRAPHICS. No signs, numerals, letters or other graphics shall be used or permitted in the exterior of, or which may be visible from outside, the Premises, unless approved in advance and in writing by Landlord.

                  BB. ATTORNEYS' FEES. In the event either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney who files suit upon the same, and should such non-defaulting party prevail in such suit, the defaulting party agrees to pay the other party's reasonable attorneys' fees.

                  CC. GENDER. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

                  DD. CHOICE OF LAW. This Lease and the rights and remedies granted hereunder shall be construed in accordance with the laws of the State of Texas, and this Lease shall be performable in Dallas County, Texas Venue of any action arising out of this Lease shall be in state courts in the State of Texas, in Dallas County.

                  EE. DISCLAIMER OF WARRANTIES. TENANT HEREBY WAIVES ANY AND ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WARRANTIES OF HABITABILITY, TENANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE AND SUITABILITY FOR AN INTENDED COMMERCIAL PURPOSE. Landlord's duties and warranties are limited to those expressly stated in this Lease and shall not include any implied duties or implied warranties, now or in the future. No representations or warranties have been made by Landlord other than those contained in this Lease Landlord has made no representations or warranty to Tenant regarding the composition, makeup, characteristics, quality, occupance or business of any other tenants in the Building Complex, the availability or continued availability of any facilities or amenities provided in the Building Complex or the prospects for any of the foregoing.

                  FF. HAZARDOUS SUBSTANCE. To the knowledge of Landlord, (a) no hazardous substance is present on the Building or the soil, surface water or groundwater thereof, (b) no underground storage tanks are present on the Building, and (c) no action, proceeding or claim is pending or threatened regarding the Building concerning any hazardous substance or pursuant to any environmental law.

                  GG. EXPENDITURES. Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

         29. LANDLORD'S LIEN: Subject to the terms hereof, Landlord hereby waives the statutory lien available to the Landlord under the laws of the State of Texas. Such waiver shall cease to be in effect if Tenant is in default as to payment of rental under the terms of this Lease and such default is not cured within ten (10) days after Landlord has given to Tenant written notice of such default. Not Applicable.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the dates indicated below, to be effective as of the day and year first above written (the "LEASE DATE").

         (THE ATTACHED ADDENDUM, IF ANY, AND EXHIBITS "A" THROUGH "I" ARE MADE A PART OF THIS LEASE FOR ALL PURPOSES.)

LANDLORD:                                        CENTRUM G.S. LTD.

Address:                                         By Goodyork Corporation,
                                                 a Texas corporation,
         3102 Oak Lawn                           its general partner
         Suite 470, Lock Box 100
         Dallas, Texas 75219

                                                 By: /s/ Signature Illegible
                                                         William K. Sudo
Date: Aug. 25, 1998                                      Vice President

TENANT:                                          VIANT CORPORATION

Address:

         3102 Oak Lawn                           By: /s/ Signature Illegible
         Suite 430                               Name Signature Illegible
         Dallas, Texas 75219                     Title: Vice President & CFO

Date: _______________, 1998

                                   EXHIBIT "A"

                                    PREMISES

                                   EXHIBIT "B"

                                LEGAL DESCRIPTION

Being a tract of land situated in the City of Dallas, Dallas County, Texas, out of the WILLIAM GRIOSBY SURVEY-ABSTRACT 501; and being part of BLOCK T11026 of the BOWSER AND LEMMON'S OAK LAWN AND NORTH DALLAS ADDITION as recorded in Volume 3, Page 537, of the Map Records of Dallas County, Texas; and being more particularly described as follows.

BEGINNING at an iron rod for corner at the intersection of the southerly line of Hall Street (60 feet wide) and the westerly line of Welborn Street (variable width);

THENCE South 45(Degree)19'00" West along said westerly line of Welborn Street a distance of 400.00 feet to an iron rod for corner at the intersection of the northerly line of Cedar Springs Road (60 feet wide) and said westerly line of Welborn Street;

THENCE North 47(Degree)30'00" West along said northerly line of Cedar Springs Road a distance of 288.19 feet to a nail at the beginning of a curve to the right;

THENCE in a northerly direction along said curve to the right having a radius of
25.00 feet, a central angle of 58(Degree)10'30" and an arc length of 25.38 feet to a chisel mark at the end of said curve to the right;

THENCE North 10(Degree)40'30" East along the easterly line of Oak Lawn Avenue (variable width at this point) a distance of 123.77 feet to a chisel mark at an angle point;

THENCE North 20(Degree)39'40" East continuing along said easterly line of Oak Lawn Avenue a distance of 47.96 feet to a chisel mark at an angle point;

THENCE North 45(Degree)19'00" East continuing along said easterly line of Oak Lawn Avenue a distance of 157.99 feet to a chisel mark for corner;

THENCE South 44(Degree)41'00" East along the southwesterly line of a tract of land conveyed to the Argyle Apartments Corp. by deed filed for record on March 15, 1935, a distance of 200.00 feet to a chisel mark for comer;

THENCE North 45(Degree)19'00" East along the southeasterly line of said Argyle tract a distance of 100.00 feet to an iron rod for corner in the southerly line of Hall Street;

THENCE South 44(Degree)41'00" East along said southerly line of Hall Street a distance of 200.00 feet to the POINT OF BEGINNING and CONTAINING 136,534 square feet, more or less, or 3.1344 acres.

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

         1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or used for any purpose other than ingress to and from the Premises and for going from one part of the Building to another part of the Building. Landlord may remove, at tenant's expense, any unauthorized obstruction caused by such tenant without notice or obligations to such tenant.

         2. Plumbing fixtures and appliances shall be used only for the purpose for which designed, and no sweeping, rubbish, rags or other unsuitable materials shall be thrown or placed therein. Any stoppage or damage resulting to any such fixture or appliance from misuse on the part of a tenant shall be paid by such tenant.

         3. Landlord retains absolute control over the exterior appearance of the Building and the exterior appearance of the Premises as viewed from public halls and areas, and no tenant shall, without Landlord's prior written consent, install signs, posters, advertisements, lighting, decorations, or window coverings which can be viewed from the exterior of the Building of Premises.

         4. Directories will be placed by Landlord, at Landlord's own expense, in the main lobby of the Building. No other directories shall be permitted unless consented to by Landlord in writing.

         5. Tenants shall not place in or move about the Building, without Landlord's prior written consent, any safe or other heavy article which in Landlord's reasonable opinion may damage the Building. Landlord may designate the location of any heavy article to be placed in the Building. All damage done to the Building by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of the tenant responsible therefor.

         6. Corridor doors, when not in use, shall be kept closed.

         7. Each tenant shall ensure that delivers of materials and supplies to the Building are made through such entrances, elevators and corridors and at such times as may be designated by landlord, and shall pay to Landlord the cost of repairing any damage in the Building caused by any person making such deliveries. Prior approval must be obtained from Landlord for any deliveries that must be received after normal working hours.

         8. Each tenant shall ensure that furniture and equipment being moved into or out of the Building is moved through such entrances, elevators and corridors ad at such times as may be designed by Landlord, by a moving company approved by Landlord, and only after providing any damage to the Building thereby.

         9. Each tenant shall cooperate with Building employees in keeping the Premises neat and clean.

         10. Nothing shall be swept or thrown into corridors, halls, elevator shafts or stairways.

         11. Should a tenant require telegraphic, telephonic, annunciator or any other communication service, Landlord will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct.

         12. No tenant shall make or permit any unseemly, disturbing or improper noises in the Building, or otherwise interfere with, annoy or disturb in any way other tenants or persons having business with them.

                             Exhibit "C" Page 1 of 3

         13. No equipment of any kind shall be operated on the Premises that could in any way annoy other tenants in the Building without prior written consent of Landlord.

         14. Landlord has the right to evacuate the Building in the event of emergency or catastrophe.

         15. All electrical fixtures hung in the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

         16. No water cooler, space heater, air conditioning unit or system or other apparatus shall be installed or used by any tenant without the prior written consent of Landlord. No tenant shall tamper with or attempt to adjust temperature control thermostats in such tenant's Premises. Landlord shall adjust thermostats as required to maintain the Building standard temperature.

         17. Landlord shall provide all locks for doors in each tenant's Premises, at the cost of such tenant, and no tenant shall place any additional lock on any door in its Premises. A reasonable number of keys to the locks on the doors in each tenant's Premises shall be furnished by Landlord to each tenant, at the cost of such tenant ad the tenant shall not have any duplicate keys made. At the end of the tenant's lease term, each tenant shall promptly return to the Landlord all keys for the Building which are in possession of such tenant.

         18. Landlord will not be responsible for lost or stolen personal property, money or jewelry from each tenant's Premises, public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

         19. The Building shall not be used or permitted to be used for residential lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

         20. Only persons approved by Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors or common areas for any such purposes. Except with Landlord's prior written consent, no tenant shall permit on such tenant's Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages.

         21. All tenants will refer all contractors, contractors' representatives and installation technicians to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building Complex including, but not limited to, installations of telephones, telegraph equipment, electrical devices ad attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

         22 To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc., shall be delivered to any leased area except by persons appointed or approved by Landlord in writing.

         23. No birds or animals shall be brought into or kept in, on or about any tenant's Premises, except animals trained to aid the visually and hearing impaired.

         24. No tenant shall operate a full service travel agency within the Building without the prior written consent of Landlord.

         25. Each tenant shall provide Landlord a list of the automobile license numbers of their employees. Tenants shall be responsible for continually updating this list of license numbers as there are additions or changes.

         26. No tenant shall park in the parking areas designated for visitors or handicapped persons, or in any other restricted areas designated by Landlord.

                             Exhibit "C" Page 2 of 3

         27. Automobiles parked in unauthorized restricted areas may be removed by Landlord at tenant's cost.

         28. Each tenant shall report any accident occurring in the parking garage or parking lots to Landlord.

         29. No flammable or explosive fluids or materials shall be kept or used within the Building except in areas approved by Landlord, and tenants shall comply with all applicable building and fire codes relating thereto.

         30. In these Rules and Regulations, the term "tenant" includes the employees, agents, invitees and licensees of each tenant and other persons permitted to use or occupy the Building.

         31. Landlord reserves the right to rescind any of these rules and regulations and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection ad comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to a tenant shall be binding upon such tenant in like manner as if originally herein prescribed.




                             Exhibit "C" Page 3 of 3

                                   EXHIBIT "D"

                              WORK LETTER AGREEMENT

         This Work Letter Agreement (the "AGREEMENT") supplements that certain lease (the "Lease") dated and executed concurrently herewith by and between CENTRUM G S LTD ("Landlord") and VIANT CORPORATION ("Tenant") Terms defined in the Lease have the same definitions where used herein.

1. Space planning drawings and construction and engineering drawings shall be prepared by Tenant's architect, at Tenant's cost and expense. The final approved Space Plans, Construction Plans, and MP&E Plans are collectively called the "Plans" The Plans are comprised of.

                  (a) Complete Building Standard Space Plans (the "Space Plans") for the layout of the Premises;

                  (b) Complete, finished and detailed 1/8 inch scale architectural drawings and specifications for Tenant's partition layout, reflected ceiling, telephone and electrical outlets, and finish schedule for the work to be done by Landlord under PARAGRAPH 5 hereof (the "CONSTRUCTION PLANS"); and

                  (c) Complete Building Standard mechanical plans and specifications where necessary for installation of normal air conditioning system and duct work and heating and electrical facilities (the "MP&E PLANS").

         Tenant shall provide all information necessary to permit the Plans to comply with the Disability Acts if Tenant is a "public accommodation" as defined therein Tenant shall be solely responsible for determining whether or not it is a public accommodation and for compliance with the Disability Acts within the Premises Tenant's approval of the Plans shall constitute an acknowledgment that they comply with the Disability Acts.

2. Tenant shall use Building Standard Materials, unless other materials are expressly approved in writing by Landlord. Where the term "Building Standard" is used in this Agreement, it shall mean the exclusive type, brand, quality and/or quantity of materials Landlord designates from time to time to be the quality or quantity to be used in the Building Tenant may obtain a list of current Building Standard Materials from Landlord upon request. Tenant acknowledges that it leases the Premises in a "as is" condition, and that Tenant has inspected the Premises and accepts the Premises in such condition.

         Tenant must use as its contractor, in connection with any and all construction or improvements related to the Premises, a firm which is reasonably approved by Landlord to perform construction work in connection with the Premises. In connection with the construction of any improvements to the Premises. Tenant must have weekly meetings, at times and places reasonably acceptable to Landlord, with Landlord and its agents for the purpose to review the status of the construction project and for such other related purposes as Landlord shall reasonably request.

3. Landlord agrees to provide Tenant an allowance (the "ALLOWANCE") of not to exceed $35.00 per square foot for the 11,834 square feet of Rentable Area of Suite 202 of the Premises (no amount of Allowance is payable with respect to Suite 430), being the sum of $414,190.00, toward the actual cost of (i) preparation of the Plans, (ii) the Finish Work, (iii) construction permits, (iv) contractor's fees or profit (as specified in the general contract for construction), (v) sales taxes, and (vi) construction management fees in the amount of five percent (5%) of the total cost of the Finish Work, payable to Landlord's construction manager. Tenant shall not be entitled to any credit towards the Base Rent under this Lease for any portion of the Allowance not applied to the cost of the Finish Work, any amounts unused being the sole property of Landlord.

         In the event the Allowance shall not be sufficient to complete the Finish Work contemplated by the Plans, as approved by Landlord. Tenant shall pay all amounts, when billed by Tenant's contractor, required in order to cause the completion of the Premises in accordance with the Plans.

                             Exhibit "D" Page 1 of 2

         Landlord shall not be required to pay to Tenant or any third party all or any portion of the Allowance until (a) the Finish Work has been completed.
(b) Landlord is reasonably satisfied that such Finish Work will not result in any type of mechanics or materialmans' lien being placed upon the Building by Tenant's contractor or any other agent or representative of Tenant in connection with, or related to, the Finish Work, and (c) Landlord has reviewed and approved the invoice(s) submitted by Tenant, or one of its agents, to Landlord in connection with, or related to, the Finish Work Subject to the foregoing, Landlord shall make progress payments to the Tenant's contractor, as the Finish Work is completed and copies of invoices related thereto are delivered to Landlord, of amounts not to exceed ninety percent (90%) of the Allowance.

4. The Premises shall be deemed "substantially complete" and ready for occupancy by Tenant when incomplete Finish Work consists only of minor "punch list" type items that do not materially adversely interfere with access to the Premises or with the conduct of Tenant's business in and from the Premises.

         It is hereby acknowledged by both Tenant and Landlord that this exhibit has been executed as of, and shall become part of the Lease Agreement dated the__day of July, 1998.

                                  LANDLORD:

                                  CENTRUM G.S. LTD
                                  By Goodyork Corporation, a Texas corporation, its general partner.

                                  By: /s/ Signature Illegible
                                  Name: Signature Illegible
                                  Title: V.P.

                                  TENANT:

                                  VIANT CORPORATION

                                  By: /s/ Signature Illegible
                                  Name: Signature Illegible
                                  Title: Vice President & CFO

                         Exhibit "D" Page 2 of 2

                                   EXHIBIT "E"

                                     PARKING

         1. SPACES Landlord shall make available to Tenant throughout the term of this Lease the use of 59 of the Building's unreserved parking spaces (the "Spaces") in the Building parking facilities (the "PARKING FACILITIES"), provided, however, that Tenant shall notify Landlord in writing in advance of any change in the number of the Spaces which Tenant elects to use Landlord shall have no obligation to make any parking spaces available to Tenant other than the number of the Spaces which Tenant has so elected to use, and no obligation to make Spaces available at any particular place or places in the Parking Facilities. In the event, Landlord contracts with a manager to operate the Parking Facilities. Tenant shall contract directly with the manager of the Parking Facilities for the use of the Spaces, and in such instance, Landlord shall have no obligation to Tenant for any matters arising in connection with such contractual relationship between Tenant and the manager of the Parking Facilities. The number of Spaces to be made available will relate to the occupancy of the Pemises as follows: (a) until Suite 202 is actually occupied by Tenant, up to 17 Spaces will be available to Tenant, and (b) thereafter, up to 59 Spaces will be available to Tenant.

         2. CHARGES. The unreserved Spaces shall be made available to Tenant at the rate of $35.00 per month plus sales tax.

         3. USE. It is hereby agreed and understood that Landlord's sole obligation hereunder is to make the Spaces available to Tenant as provided herein. Tenant's right to the use of such Spaces shall be subject to compliance with the rules and regulations promulgated from time to time by Landlord or the manager of the Parking Facilities, and shall be subject to termination for violation of any such rules or regulations upon written notice from Landlord or such manager. Landlord shall have no liability whatsoever for any property damage, loss or theft, assault or other criminal actions and/or personal injury which might occur as a result of or in connection with the use of the Spaces by Tenant, its employees, agents, invitees and licensees, and Tenant hereby indemnifies and holds Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action which landlord may incur in connection with or arising out of Tenant's use of the Spaces. The failure, for any reason, of Landlord to provide or make available the Spaces to Tenant or the inability of Tenant to utilize the Spaces shall under no circumstances be deemed a default by Landlord pursuant to the terms of the Lease or give rise to any claim or cause of action by Tenant against Landlord, the same being hereby expressly waived by Tenant.

         4. LANDLORD'S RIGHTS Landlord shall have the right to make a reasonable charge for public parking, control access to the Parking Facilities, restrict access and parking rights to particular levels of the Parking Facilities, restrict use by tenants, including Tenant, and visitors to specific portions of the Parking Facilities, control access to any elevators in the Parking Facilities, add parking decks, change curb cuts, change traffic patterns, re-stripe the Parking Facilities and parking surfaces as to size and location of Spaces, and temporarily displace vehicles (for the purpose of maintaining, improving and expanding the parking Facilities and with appropriate rebate of any rental fee paid).

         5. PARKING CARDS. Landlord shall issue cards providing access to the Parking Facilities at a charge of $10.00 per card Lost or damaged cards will be replaced on request, but a charge of $50.00 per card will be required to reimburse Landlord for administrative costs of card replacement and reprogramming of the card entry processing unit.

         6. COOPERATION Tenant shall cooperate fully in Landlord's efforts to maintain the designated use of the various Parking Facilities and parking areas, and shall follow all regulations issued by Landlord with respect thereto.

                                   EXHIBIT "F"

                               FINANCIAL STATEMENT







                             Exhibit "G" Page 1 of 2

                                   EXHIBIT "H"

                                 RENEWAL OPTION

         Provided that no event of default has ever occurred beyond applicable notice and cure periods under any term or provision contained in this Lease and provided that Tenant has continuously occupied the Premises for the permitted use during the Lease Term, Tenant (but not any assignee or subtenant) shall have the right and option (the "RENEWAL OPTION") to renew this Lease with respect to Suite 202 only (no renewal rights exist with respect to Suite 430), by written notice delivered to Landlord no later than six (6) months prior to the expiration of the initial Lease Term, for an additional term (the "RENEWAL TERM") of sixty (60) months under the same terms, conditions, and covenants contained in this Lease, except that.

         (a) no abatements or other concessions, if any, applicable to the initial Lease Term shall apply to the Renewal Term.

         (b) the Base Rent shall be 100% of the market rate for comparable office space located in the Building as of the end of the initial Lease Term as determined by Landlord, but no less than the initial base rent;

         (c) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; and

         (d) all leasehold improvements within the Premises shall be provided in their then existing condition (on an "AS IS" basis) at the time the Renewal Term commences, without any finish allowance or other contribution by Landlord.

         Failure by Tenant to notify Landlord of Tenant's election to exercise the Renewal Option herein granted within the time limits set forth for such exercise shall constitute a waiver of such Renewal Option. Once Tenant exercises the Renewal Option. Tenant shall not be entitled to thereafter revoke the Renewal Option. In the event Tenant elects to exercise the Renewal Option as set forth above, Landlord shall, within fifteen (15) days thereafter, notify Tenant in writing of the proposed rental for the Renewal Term (the "PROPOSED RENEWAL RENTAL") Tenant shall within fifteen (15) days following delivery of the Proposed Renewal Rental by Landlord notify Landlord in writing of the acceptance or rejection of the Proposed Renewal Rental. If Tenant accepts Landlord's proposal, then the Proposed Renewal Rental shall be the rental rate in effect during the Renewal Term. Failure of Tenant to respond in writing during the aforementioned fifteen (15) day period shall be deemed an acceptance by Tenant of the Proposed Renewal Rental. Should Tenant reject Landlord's Proposed Renewal Rental during such fifteen (15) day period, then Landlord and Tenant shall negotiate during the thirty (30) day period commencing upon Tenant's rejection of Landlord's Proposed Renewal Rental to determine the rental for the Renewal Term. In the event Landlord and Tenant are unable to agree to a rental for the Renewal Term during said thirty (30) day period, then the Renewal Option shall terminate and be null and void and the Lease shall, pursuant to its terms and provisions, terminate at the end of the original Lease Term.

         Upon exercise of the Renewal Option by Tenant and subject to the conditions set forth hereinabove, the Lease shall be extended for the period of such Renewal Term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof.

         Any termination of the Lease during the initial Lease Term shall terminate all renewal rights hereunder. The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment or subletting of the Lease Landlord's consent to any assignment or subletting of the Lease shall not be construed as allowing an assignment or conveyance of such rights to any assignee or subtenant.

                                   Exhibit "H"

                                  EXHIBIT "H-1"

                               TERMINATION OPTION

         At any time prior to June 1, 1999, Tenant shall have the right and option (the "Termination Option") to terminate this Lease, by written notice subject to the following conditions.

         (a) At the time of execution of this Lease. Tenant shall pay to Landlord the amount of Eighty-Five Thousand Five Hundred Twelve and 00/100 Dollars ($85.512 00), such amount is herein referred to as the "Termination Funds" Such payment shall not be deemed a security deposit

         (b) The Termination Funds are to compensate Landlord for early termination of this Lease if Tenant exercises the Termination Option.

         (c) By delivering the notice of election to exercise the Termination Option, Tenant shall forfeit any claim it has to the Termination Funds.

         (d) The notice of election to exercise the Termination Option must acknowledge that Tenant forfeits its rights to the Termination Funds.

         (e) The written notice to exercise the Termination Option must be delivered to Landlord (in the same manner as required by this Lease) on or before June 1, 1999.

         (f) If Tenant does not exercise the Termination Option on or before June, 1999, (i) Tenant shall pay to Landlord, as an additional Security Deposit (pursuant to the terms of this Lease), the amount of $20,709.50 (or an additional amount if so required pursuant to the terms of the Lease); such amount must be paid to Landlord on or before the thirtieth day prior to the Commencement Date with respect to Suite 202, and (ii) the Termination Funds will be refunded by Landlord to Tenant prior to the date that Tenant undertakes to occupy Suite 202 of the Premises.

         (g) Landlord has the right to deposit the Termination Funds into its operating account for use by Landlord as it deems appropriate.

                                  Exhibit "H-1"

                                   EXHIBIT "1"

                             RIGHT OF FIRST REFUSAL

Provided that no event of default exists and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default pursuant to this Lease and provided that Tenant has continuously occupied the premises for the permitted use during the Lease Term, in the event that a third party expresses interest in leasing all or any portion of the space adjacent to the Premises and identified as Suite 201 on the plat attached to the Lease, being approximately 6,126 square feet of rentable area (the "EXPANSION SPACE"). Tenant (but not any assignee or subtenant) shall have the one time right (the "RIGHT OF FIRST REFUSAL") to lease the Expansion Space upon the terms and conditions hereinafter set forth.

         That certain 6,126 rentable square feet as more particularly shown as Expansion Space on EXHIBIT "A" to this Lease.

         Tenant's Right of First Refusal shall be exercised, if at all, by delivery of written notice by Tenant to Landlord within five (5) days after Landlord's delivery to Tenant of such offer. If Tenant accepts the offer and exercises its Right of First Refusal, Landlord and Tenant shall enter into a written agreement modifying and supplementing this Lease and specifying that such Expansion Space is a part of the Premises for the remainder of the Lease Term, and any renewal thereof if applicable. In the event that Tenant does not notify Landlord of its acceptance within such five (5) day period, then Tenant's rights under this paragraph shall terminate and Landlord shall be able to lease the Expansion Space to the third party who expressed an interest therein on such terms and conditions as Landlord deems satisfactory to it.

         The Lease (and Tenant's obligation to pay rent) with respect to the Expansion Space shall commence on the date specified in Landlord's offer to Tenant and shall terminate upon the expiration of the initial Lease Term, subject to any renewal options provided for in the Lease, and shall be upon the same terms, covenants and conditions as provided in the Lease for the original Premises, except that the rent for the Expansion Space shall be $20.00 per square feet of rental space, plus electricity. Any termination of the Lease during the initial Lease Term shall terminate all rights of first refusal hereunder. This Right of First Refusal shall not be severable from the Lease, nor may such Right be assigned or otherwise conveyed in connection with any permitted assignment or subletting of the Lease. Landlord's consent to any assignment or subletting of the Lease shall not be construed as allowing an assignment or conveyance of this Right of First Refusal to any assignee or subtenant. Nothing herein contained should be construed so as to limit or abridge Landlord's ability to deal with the Expansion Space or to lease the Expansion Space to other tenants, Landlord's sole obligation being to deliver the Expansion Space to Tenant in accordance with this provision.

         The Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Expansion Space to Tenant, but abatement of the Base Rent from the date of exercise of the Right of First Refusal to the date of actual delivery of the Expansion Space shall constitute full settlement of all claims that Tenant might have against Landlord by reason of the Expansion Space not being delivered upon the date specified in Landlord's offer.



                                   Exhibit "I"